                                                                     EXHIBIT 2.1


            _______________________________________________________


                            STOCK PURCHASE AGREEMENT

                                 by and between

                       ANTHEM INSURANCE COMPANIES, INC.,

                     ANTHEM CASUALTY INSURANCE GROUP, INC.

                                      AND

                          VESTA INSURANCE GROUP, INC.


                           DATED AS OF APRIL 23, 1997


            _______________________________________________________


             SALE OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                     ANTHEM CASUALTY INSURANCE GROUP, INC.

                                      AND

                          THE SHELBY INSURANCE COMPANY

                            STOCK PURCHASE AGREEMENT
                            ------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1.  DEFINITION OF CERTAIN TERMS.......................................  2

 Section 1.01.  Terms.........................................................  2
 Section 1.02.  Additional Terms..............................................  5

ARTICLE 2.  SALE AND PURCHASE OF THE SHARES...................................  6

 Section 2.01.  Sale and Purchase of the Shares...............................  6
 Section 2.02.  Purchase Price................................................  6
 Section 2.03.  Closing.......................................................  6
 Section 2.04.  Deliveries by Anthem and Seller...............................  6
             (1)  The Shares..................................................  6
             (2)  Officer's Certificate.......................................  7
             (3)  Resolutions of Anthem and Seller............................  7
             (4)  Opinion of Counsel..........................................  7
             (5)  Required Approvals; Consents; Elimination of Debt...........  7
             (6)  Resignations................................................  8
 Section 2.05.  Deliveries by Purchaser.......................................  8
             (1)  Officer's Certificate.......................................  8
             (2)  Opinion of Counsel..........................................  8
             (3)  Certified Resolutions.......................................  8
             (4)  Purchase Price..............................................  8
 Section 2.06.  Post-Closing Matters..........................................  8
             (1)  Closing Balance Sheet.......................................  8
             (2)  Dispute Resolution..........................................  9
             (3)  Purchase Price Adjustment...................................  9
ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF ANTHEM AND SELLER............... 10

 Section 3.01.  Organization, Standing and Corporate Authority of Anthem...... 10
 Section 3.02.  Anthem's and Seller's Transaction Authority; Corporate
  Proceedings; Enforceability................................................. 10
 Section 3.03.  Organization, Standing, Permits, Certificates of Authority,
  etc., of Seller and the Subsidiaries........................................ 11
 Section 3.04.  Title to the Shares........................................... 13
 Section 3.05.  The Subsidiaries.............................................. 14
 Section 3.06.  Consents and Approvals; No Violations......................... 14
 Section 3.07.  Financial Statements and Insurer Convention Statements........ 15
 Section 3.08.  No Default.................................................... 16
 Section 3.09.  Environmental Matters......................................... 16
 Section 3.10.  Legal Proceedings............................................. 17
 Section 3.11.  Property and Title; Liens..................................... 18
 Section 3.12.  Brokers....................................................... 18

 Section 3.13.  Compliance With Laws.......................................... 18
 Section 3.14.  Insurance Business............................................ 19
 Section 3.15.  Regulatory Filings............................................ 20
 Section 3.16.  Contracts..................................................... 20
 Section 3.17.  No Material Adverse Change.................................... 21
 Section 3.18.  Conduct of Business........................................... 21
 Section 3.19.  Security Deposits............................................. 21
 Section 3.20.  Real Estate................................................... 21
 Section 3.21.  Intangible Property and Computer Software..................... 23
 Section 3.22.  Liabilities................................................... 23
 Section 3.23.  Employee Benefit Plans........................................ 23
 Section 3.24.  Employee Relations............................................ 26
 Section 3.25.  Reinsurance and Coinsurance................................... 26
 Section 3.26.  Insurance..................................................... 27
 Section 3.27.  Officers, Directors, and Key Employees........................ 27
 Section 3.28.  Accounting Practices.......................................... 27
 Section 3.29.  Powers of Attorneys; Guarantees............................... 28
 Section 3.30.  Loss Reserves................................................. 28
 Section 3.31.  No Material Misrepresentations................................ 28
 Section 3.32.  Personal Property Leases...................................... 29
 Section 3.33.  Bank Accounts; Custodial Accounts............................. 29
 Section 3.34.  Improper Payments............................................. 29

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER........................ 30

 Section 4.01.  Organization, Standing and Corporate Authority of Purchaser... 30
 Section 4.02.  Purchaser's Transaction Authority; Corporate Proceedings;
  Enforceability.............................................................. 30
 Section 4.03.  No Violation.................................................. 30
 Section 4.04.  No Default.................................................... 31
 Section 4.05.  Legal Proceedings............................................. 31
 Section 4.06.  Investment Purpose............................................ 31
 Section 4.07.  Brokers....................................................... 32
 Section 4.08.  Seller Financial Statements and Insurer Convention Statements. 32
 Section 4.09.  Disclosure.................................................... 32
 Section 4.10.  Financing..................................................... 32
 Section 4.11.  Articles, By-Laws, etc........................................ 32

ARTICLE 5. COVENANTS OF SELLER................................................ 33

 Section 5.01.  Conduct of Business........................................... 33
 Section 5.02.  Litigation.................................................... 36
 Section 5.03.  Additional Financial Information.............................. 36
 Section 5.04.  Disposition of Affiliate Relationships........................ 36
 Section 5.05.  Notifications by Seller....................................... 36
 Section 5.06.  Required Approvals and Consents............................... 37
 Section 5.07.  Hart-Scott-Rodino Filings..................................... 37
 Section 5.08.  Non-Solicitation.............................................. 37
 Section 5.09.  Acquisition Proposals......................................... 38
 Section 5.10.  Instruments................................................... 38
 Section 5.11.  Transfer of Certain Assets by Seller.......................... 38
 Section 5.12.  Use of Names.................................................. 38

 Section 5.13.  [Deleted]..................................................... 39
 Section 5.14.  Pre-Closing Maintenance of Insurance and Reinsurance.......... 39
 Section 5.15.  Continuation of Certain Insurance............................. 39
 Section 5.15.  Certain Investments........................................... 39
 Section 5.17.  Preservation of Permits and Services.......................... 39
 Section 5.18.  Confidential Nature of Information Obtained by Anthem and the
  Seller...................................................................... 40

ARTICLE 6.  COVENANTS OF PURCHASER............................................ 40

 Section 6.01.  Required Approvals............................................ 40
 Section 6.02.  Hart-Scott-Rodino Filings..................................... 40
 Section 6.03.  Use of Name and Logo.......................................... 40
 Section 6.04.  Indemnification............................................... 41
 Section 6.05.  Continued Access by Seller.................................... 41
 Section 6.06.  Conduct of Business........................................... 42
 Section 6.07.  Notifications by Purchaser.................................... 42
 Section 6.08.  Non-Solicitation.............................................. 42
 Section 6.09.  Instruments................................................... 42

ARTICLE 7.  JOINT COVENANTS OF SELLER AND PURCHASER........................... 43

 Section 7.01.  Corporate Examinations and Investigations..................... 43
 Section 7.02.  Expenses...................................................... 44
 Section 7.03.  Further Assurances............................................ 44
 Section 7.04.  Public Announcements.......................................... 44
 Section 7.05.  Certain Benefit Programs...................................... 44
 Section 7.06   Managed Care Workers' Compensation Business................... 45
 Section 7.07.  Certain Insurance............................................. 45
 Section 7.08.  Further Assurances............................................ 46

ARTICLE 8. CONDITIONS PRECEDENT TO CLOSING.................................... 46

 Section 8.01.  Conditions to Obligations of All Parties...................... 46
             (1)  No Injunction, etc.......................................... 46
             (2)  HSR Act Satisfied........................................... 46
             (3)  Required Approvals.......................................... 46
             (4)  Managed Care Workers' Compensation Business................. 47
 Section 8.02.  Additional Conditions to Obligations of Purchaser............. 47
             (1)  Performance................................................. 47
             (2)  Seller's Warranties True.................................... 47
             (3)  Deliveries Tendered by Anthem and Seller.................... 47
             (4)  Transfer Taxes.............................................. 47
 Section 8.03.  Additional Conditions to the Obligations of Anthem or Seller.. 47
             (1)  Performance................................................. 47
             (2)  Purchaser's Warranties True................................. 48
             (3)  Deliveries Tendered by Purchaser............................ 48

ARTICLE 9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................ 48

 Section 9.01.  Survival...................................................... 48

ARTICLE 10.  INDEMNIFICATION.................................................. 48

 Section 10.01.  Indemnification by Anthem.................................... 48
 Section 10.02.  Indemnification by Purchaser................................. 48
 Section 10.03.  Third Party Claims........................................... 49
 Section 10.04.  Limitations.................................................. 50
 Section 10.05.  Closing Loss Reserve Reconciliation.......................... 50

ARTICLE 11.  TAX MATTERS...................................................... 52

 Section 11.01.  Representations and Warranties............................... 52
 Section 11.02.  Anthem Indemnity............................................. 55
 Section 11.03.  Purchaser Indemnity.......................................... 55
 Section 11.04.  Effect of Carryovers and Carrybacks.......................... 55
 Section 11.05.  Payment for Tax Benefits Realized in Connection with
  Indemnity by Anthem or Seller............................................... 56
 Section 11.06.  Allocation Between Partial Periods........................... 56
 Section 11.07.  Filing of Returns............................................ 56
 Section 11.08.  Post-Closing Audits and Other Proceedings.................... 57
 Section 11.09.  Cooperation.................................................. 57
 Section 11.10.  Termination of Existing Tax Sharing Agreements............... 57
 Section 11.11.  Section 338(h)(10) Election.................................. 58

ARTICLE 12.  TERMINATION OF AGREEMENT......................................... 60

 Section 12.01.  Termination.................................................. 60
 Section 12.02.  Procedure for Termination.................................... 60
 Section 12.03.  Effect of Termination........................................ 60

ARTICLE 13.  MISCELLANEOUS.................................................... 61

 Section 13.01.  Notices...................................................... 61
 Section 13.02.  Pronouns..................................................... 62
 Section 13.03.  Assignment................................................... 62
 Section 13.04.  No Third Party Beneficiaries................................. 62
 Section 13.05.  Counterparts................................................. 62
 Section 13.06.  Entire Agreement; Amendment.................................. 63
 Section 13.07.  Captions..................................................... 63
 Section 13.08.  Severability................................................. 63
 Section 13.09.  Schedules.................................................... 63
 Section 13.10.  Governing Law; Venue......................................... 63

                                 SCHEDULE INDEX
                                 --------------

---------------------------------------------------------------------
 SCHEDULE
    No.                              SUBJECT
 --------                            -------
---------------------------------------------------------------------
    2.04(4)  Opinion of Counsel to SELLER
---------------------------------------------------------------------
    2.05(2)  Opinion of Counsel to PURCHASER
---------------------------------------------------------------------
    3        SELLER'S Disclosure Letter
---------------------------------------------------------------------
    3.03     The COMPANY and the SUBSIDIARIES
---------------------------------------------------------------------
    3.06(1)  SELLER'S REQUIRED APPROVALS
---------------------------------------------------------------------
    3.10     Certain Litigation
---------------------------------------------------------------------
    3.11     Certain Assets and Liabilities of Seller
---------------------------------------------------------------------
    3.14(3)  Agents; Brokers; Compensation; Side Agreements
---------------------------------------------------------------------
    3.16     Contracts (Excluding Real Estate)
---------------------------------------------------------------------
    3.19     Deposits of Securities
---------------------------------------------------------------------
    3.20     Real Estate, Leases and Contracts; Permitted Exceptions
---------------------------------------------------------------------
    3.23     Employee Benefit Plans
---------------------------------------------------------------------
    3.23(7)  Certain Qualified Orders
---------------------------------------------------------------------
    3.24     Employee Relations Exceptions
---------------------------------------------------------------------
    3.25     Reinsurance and Coinsurance Agreements
---------------------------------------------------------------------
    3.26     Insurance Policies Held
---------------------------------------------------------------------
    3.27     Officers, Directors and Key Employees; Compensation
---------------------------------------------------------------------
    3.28     Accounting Changes
---------------------------------------------------------------------
    3.29     Powers of Attorney; Guarantees
---------------------------------------------------------------------
    3.32     Leases of Personal Property
---------------------------------------------------------------------

---------------------------------------------------------------------
    3.33     Bank Accounts; Custodial Accounts
---------------------------------------------------------------------
    5.11     Certain Assets and Liabilities to be Transferred
---------------------------------------------------------------------
    11.01(2) RETURNS
---------------------------------------------------------------------
    11.01(4) TAX Audits
---------------------------------------------------------------------
    11.01(6) Statutes of Limitations
---------------------------------------------------------------------
    11.01(7) Powers of Attorney Relating to TAX
---------------------------------------------------------------------
    11.01(8) Tax Sharing Agreements
---------------------------------------------------------------------
    11.01(9) Transaction Not Taxable
---------------------------------------------------------------------
    11.01(11)No Partnership
---------------------------------------------------------------------
    11.01(16)Elections
---------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------


     This is an agreement ("AGREEMENT") made to be effective as of April 23, 1997 by and among Anthem Insurance Companies, Inc., an Indiana mutual insurance company ("ANTHEM"), Anthem Casualty Insurance Group, Inc., a Delaware corporation (the "SELLER"), and Vesta Insurance Group, Inc., a Delaware corporation ("PURCHASER").

                                   Recitals:
                                   ---------

          (A) ANTHEM owns all of the outstanding common stock, without par value, of SELLER.

          (B) SELLER owns all of the issued and outstanding shares (i) of Anthem Casualty Insurance Company, an Indiana corporation ("ACIC"), and (ii) of The Shelby Insurance Company, an Ohio corporation ("SHELBY") (all of the issued and outstanding shares of ACIC and of SHELBY, collectively, the "SHARES").

          (C) ACIC owns all of the issued and outstanding shares of Mound Agency Inc., an Illinois corporation ("MOUND AGENCY"). MOUND AGENCY owns all of the issued and outstanding Class B Shares of Mound Agency of Ohio, Inc., an Ohio corporation ("MOUND OHIO").

          (D) SHELBY owns all of the issued and outstanding shares of Affirmative Insurance Company ("AFFIRMATIVE"), of Insura Property and Casualty Insurance Company ("INSURA"), and of Shelby Financial Corporation ("SHELBY FINANCIAL"), each an Ohio corporation (ACIC, SHELBY, AFFIRMATIVE, and INSURA, collectively, the "INSURERS"; and the INSURERS, MOUND AGENCY , MOUND OHIO, and SHELBY FINANCIAL, collectively, the "SUBSIDIARIES").

          (E) SELLER desires to sell, and PURCHASER desires to purchase, the SHARES.

     NOW, THEREFORE, in consideration of their promises and of their mutual agreements, covenants, representations and warranties set forth in this AGREEMENT, and for other good and valuable consideration received to their full satisfaction, the parties hereto make the following agreement, intending to be bound legally thereby:

                                   ARTICLE 1
                          Definition of Certain Terms
                          ---------------------------

          Section 1.01.  When used in this AGREEMENT, the following terms shall
          ------------
have the meanings specified in this Section 1.01; and the plural of any such term means more than one thereof:

          "AFFILIATE" means a PERSON controlling, controlled by or under common control with another PERSON specified herein.

          "ADVERSE LOSS RESERVE DEVELOPMENT" means the dollar amount by which the ADJUSTED CLOSING LOSS RESERVES exceed the CLOSING LOSS RESERVES.

          "BUSINESS DAY" means a day other than a Saturday or a Sunday on which banks in Indianapolis, Indiana are not authorized or required by law or executive order to close.

          "CLAIM" means a claim, loss, damage, liability and legal or other expense (including, without limitation, reasonable attorneys' fees, witnesses' fees, investigation fees, court reporters' fees and other out-of-pocket expenses), arising as a result of, among other things, any action, suit, demand, assessment, judgment, cost, fine, injunction or penalty, to the extent not compensated or compensable by insurance proceeds of Seller.

          "CLAIM NOTICE" means a notice specifying, in reasonable detail, (i) the nature of a CLAIM, (ii) each applicable provision of this AGREEMENT or other instrument under which such CLAIM arises, and (iii) if then known, the amount of such CLAIM or the method of computation thereof.

          "CLOSING" means the closing of the sale and purchase of the SHARES contemplated by this AGREEMENT.

          "CONVENTION STATEMENT" means an annual convention statement or equivalent of each of the INSURERS filed with the insurance department or other insurance regulatory authority of the state of its incorporation.

          "ENVIRONMENTAL LAW" means, without limitation, any of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S)(S)9601 et seq., the Emergency Planning and Community Right-to-Know Act of
           -- ---
1986, 42 U.S.C. (S)(S) 42 U.S.C. (S)(S) 11001 et seq., the Resource Conservation
                                              -- ---
and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., the Toxic Substances Control
                                        -- ---
Act, 15 U.S.C. (S)(S) 2601 et seq., the Federal Insecticide, Fungicide, and
                           -- ---

Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq., the Clean Air Act, 42 U.S.C.
                                     -- ---
(S)(S) 7401 et seq., the Clean Water Act (Federal Water Pollution  Control Act),
            -- ---
33 U.S.C. (S)(S) 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. (S)(S)
                      -- ---
300f et seq., the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 641 et
     -- ---                                                                --
seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801 et seq.,
---                                                                     -- ---
the Endangered Species Act, 16 U.S.C. (S)(S) 1531 et seq. and the Oil Pollution
                                                  -- ---
Act of 1990, 33 U.S.C. (S)(S) 2701 et seq., as any of the above statutes have
                                   -- ---
been amended as of the CLOSING DATE, all rules and regulations promulgated pursuant to any of the above statutes, and all applicable judicial and administrative decisions, orders, and decrees interpreting such statutes.

          "HAZARDOUS SUBSTANCES" means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, infectious carcinogenic, multagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by any Environmental Laws.

          "INDEMNITEE" means a party hereto claiming indemnification from another party hereto pursuant to the terms hereof.

          "INDEMNITOR" means a party hereto from whom indemnification is claimed by an INDEMNITEE.

          "KNOWLEDGE" means (i) in the case of SELLER, the actual knowledge of any of the department directors, officers, directors, or managers of any of ANTHEM, SELLER and the SUBSIDIARIES or any other employees of any of them who have managerial or supervisory responsibilities and (ii) in the case of PURCHASER, the actual knowledge of any of officers, directors, managers, supervisors, or other employees of PURCHASER who have managerial or supervisory responsibilities.

          "LIEN" means a lien, pledge, mortgage, security interest, hypothecation, charge, option, call, commitment, voting trust, right of refusal, easement, covenant, restriction, transfer restriction under any shareholder or similar agreement, or other encumbrance or title exception, other than a PERMITTED EXCEPTION.

          "LOSS RESERVES" means all reserves for all losses and loss adjustment expenses, including, without limitation, case reserves, reserves for loss adjustment expenses, both allocated and unallocated, reserves for incurred but not reported losses and loss adjustment expenses, and otherwise determined in accordance with those generally accepted actuarial standards and principles applied in determining the LOSS RESERVES reflected in the SELLER FINANCIAL STATEMENTS.

          "MATERIAL ADVERSE EFFECT" means an effect that (i) is materially adverse to the business (including any PERMIT), financial condition or results of operations of a specified person or specified group of persons, (ii) is materially adverse to the transactions contemplated hereby, and/or (iii) materially impairs the ability of a party hereto to consummate the transactions to be undertaken by it as contemplated thereby.

          "PERMIT" means a license, permit, order, approval, registration, authorization, qualification and/or filing with, from or under a federal, state, local or foreign law and/or governmental or regulatory authority, or an industry or other non-governmental self-regulatory organization created by statute.

          "PERMITTED EXCEPTION" means those exceptions identified in Schedule 3.20.

          "PERSON" means an individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory authority or other entity.

          "QUARTERLY CONVENTION STATEMENT" means the quarterly convention statement or equivalent of each of the INSURERS filed with the insurance department or other insurance regulatory authority of the state of its incorporation.

          "REQUIRED APPROVAL" means an approval, consent, authorization or clearance of or filing with a governmental or regulatory authority or official required in order to permit, authorize or entitle a specified party hereto to execute and deliver this AGREEMENT, to perform its obligations hereunder, or to consummate the transactions to be undertaken by it as contemplated hereby.

          "RETURN" means each return, declaration report, statement, and other document required to be filed in respect of any TAX.

          "STATUTORY ACCOUNTING PRINCIPLES" means the statutory accounting practices prescribed for or permitted to each of the INSURERS by the insurance department or other insurance regulatory authority of the state of its incorporation.

          "TAX" means a tax, however denominated (together with any interest, penalties or additions that may become payable in respect thereof) imposed on any of ANTHEM, SELLER, and the SUBSIDIARIES by any federal, state, local or foreign government, or any agency or political subdivision of any such government, and includes, without limiting the generality of the foregoing, all income taxes (including, but not limited to, United States federal income taxes and state income and franchise taxes), payroll, employee, and other withholding taxes, unemployment contributions and taxes, social security, Medicare, Medicaid, sales and use taxes, premium taxes, excise taxes, franchise taxes, net worth taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation premiums and taxes, and other obligations of the same or similar nature.

          Section 1.02.  When used in this AGREEMENT, the following terms shall
          ------------
have the meanings specified in that part hereof identified in the following table:

          TERM                                    DEFINED IN
          ----                                    ----------

          ACQUISITION PROPOSAL..................  Section 5.09
          ADJUSTED CLOSING LOSS RESERVES........  Section 10.05(1)
          AFFIRMATIVE...........................  Recital (B)
          AGREEMENT.............................  Preamble
          ACIC..................................  Recital (B)
          ANTHEM................................  Preamble
          Anthem Marks..........................  Section 6.03(2)
          Audit Date............................  Section 2.06(1)
          Auditors..............................  Section 2.06(1)
          Closing Balance Sheet.................  Section 2.06(1)
          Closing Date..........................  Section 2.03
          CLOSING LOSS RESERVES.................  Section 3.30
          Code..................................  Section 3.23
          Confidentiality Agreement.............  Section 7.01(2)
          ERISA.................................  Section 3.23
          Federal Tax Sharing Agreement.........  Section 11.01(8)
          HSR Act...............................  Section 5.07
          INDEPENDENT ARBITER...................  Section 2.06(2)
          Indiana Tax Sharing Agreement.........  Section 11.01(8)
          Insura................................  Recital (B)
          INSURER CONVENTION STATEMENTS.........  Section 3.07(2)
          Insurer Qualified Jurisdictions.......  Section 3.03(2)
          Insurers..............................  Recital (B)
          MOUND AGENCY..........................  Recital (B)

          MOUND OHIO............................  Recital (C)
          Net Worth.............................  Section 2.06(3)
          Notes.................................  Section 5.01(2)(viii)
          Other Qualified Jurisdictions.........  Section 3.03(3)
          Owned Real Property...................  Section 3.20
          Plans.................................  Section 3.23
          Post-Closing Partial Period...........  Section 11.03
          Pre-Closing Partial Period............  Section 11.02
          Purchase Price........................  Section 2.02
          PURCHASER.............................  Preamble
          PURCHASER'S REPRESENTATIVES...........  Section 7.01(2)
          SELLER................................  Preamble
          SELLER FINANCIAL STATEMENTS...........  Section 3.07(1)
          SELLER QUALIFIED JURISDICTIONS........  Section 3.03(1)
          Shares................................  Recital (B)
          SHELBY................................  Recital (B)
          SHELBY FINANCIAL......................  Recital (B)
          SUBSIDIARIES..........................  Recital (B)

                                   ARTICLE 2
                        Sale and Purchase of the SHARES
                        -------------------------------

          Section 2.01.  Sale and Purchase of the SHARES.  Upon the terms and
          ----------------------------------------------
subject to the conditions set forth herein, SELLER shall sell, transfer, assign and deliver to PURCHASER, and PURCHASER shall purchase from SELLER, all of the right, title, and interest of SELLER in and to all of the SHARES.

          Section 2.02.  PURCHASE PRICE.  As the purchase price for the
          -----------------------------
SHARES, PURCHASER shall pay to SELLER the sum of $238,750,000 (the "PURCHASE PRICE") as provided elsewhere herein.

          Section 2.03.  CLOSING.  Subject to the satisfaction or waiver of
          ----------------------
the terms and conditions hereof, the CLOSING shall be held at the offices of SELLER at 120 Monument Circle, Indianapolis, Indiana on such date (the "CLOSING DATE") and commencing at such time as SELLER and PURCHASER shall mutually designate.

          Section 2.04.  Deliveries by ANTHEM and SELLER.  At the CLOSING,
          ----------------------------------------------
ANTHEM and SELLER shall cause all of the following to be delivered to PURCHASER, all of which shall be in form and content reasonably satisfactory to PURCHASER and PURCHASER'S counsel:

          (1) The SHARES.  One or more instruments of assignment, duly
              ----------
executed on behalf of SELLER, transferring, assigning and selling to PURCHASER, free and clear of all claims, liens, security interests, pledges, hypothecations, restrictions or other encumbrances, all of the SHARES, together with each stock certificate evidencing the same.

          (2) Officer's Certificate.  The certificate of the President or a
              ---------------------
Vice-President of each of ANTHEM and SELLER, dated no earlier than the CLOSING DATE and stating that, to the best of his knowledge and belief, (i) SELLER has fully performed and satisfied all covenants and conditions required hereunder to be performed and satisfied by it at or prior to the CLOSING, and (ii) each of the warranties and representations set forth in Article 3 are true and accurate as if made as of the date of such certificate.

          (3) Resolutions of ANTHEM and SELLER.
              --------------------------------

          (A) Copies of one or more resolutions duly adopted by the Board of Directors of ANTHEM, duly approving and adopting this AGREEMENT and authorizing the performance by ANTHEM of its obligations hereunder, accompanied by the certificate of the President or a Vice-President of ANTHEM, dated no earlier than the CLOSING DATE and stating that each such resolution has been duly adopted by the Board of Directors of ANTHEM and is in full force and effect, without amendment, as of the date of such certificate.

          (B) Copies of one or more resolutions duly adopted by the Board of Directors of SELLER, duly approving and adopting this AGREEMENT and authorizing the performance by SELLER of its obligations hereunder, accompanied by the certificate of the President or a Vice-President of SELLER, dated no earlier than the CLOSING DATE and stating that each such resolution has been duly adopted by the Board of Directors of SELLER and is in full force and effect, without amendment, as of the date of such certificate.

          (4) Opinion of Counsel.  An opinion of one or more counsel to each
              ------------------
of ANTHEM and SELLER, substantially in the form of Schedule 2.04(4); each of ANTHEM and SELLER may provide the opinion of more than one counsel, each of which may cover less than all, if together such opinions cover all, of the opinions set forth in Schedule 2.04(4).

          (5) REQUIRED APPROVALS; Consents; Elimination of Debt.  A
              -------------------------------------------------
certificate duly executed by the President or a Vice-President of ANTHEM, dated no earlier than the CLOSING DATE and certifying that, to the best of his knowledge and belief:

                    (i) each REQUIRED APPROVAL identified in Schedule 3.06(1) has been obtained and/or made; and

                    (ii) each consent, waiver and approval required under each contract specified in Section 3.06(2)(ii) is identified in such certificate and has been obtained.

          (6) Resignations.  The written resignation (effective upon
              ------------
consummation of the Closing) of each director of any of the SUBSIDIARIES requested by PURCHASER in a writing delivered to SELLER at least ten BUSINESS DAYS prior to the CLOSING DATE.

          Section 2.05.  Deliveries by PURCHASER.     At the CLOSING, PURCHASER
          ---------------------------------------
shall cause all of the following to be delivered to SELLER:

          (1) Officer's Certificate.  A certificate duly executed by the
              ---------------------
President or a Vice-President of PURCHASER, dated no earlier than the CLOSING DATE and certifying that, to the best of his knowledge and belief, (i) PURCHASER has fully performed and satisfied all covenants and conditions required hereunder to be performed and satisfied by it at or prior to the CLOSING, (ii) each of the warranties and representations PURCHASER set forth in Article 4 are true and accurate as if made as of the date of such certificate, and (iii) each REQUIRED APPROVAL required to be obtained or made by PURCHASER has been obtained or made.

          (2) Opinion of Counsel.  An opinion of counsel to PURCHASER,
              ------------------
substantially in the form of Schedule 2.05(2).

          (3) Certified Resolutions.  Copies of one or more resolutions duly
              ---------------------
approved by the Board of Directors of PURCHASER, duly approving and adopting this AGREEMENT and authorizing the performance by PURCHASER of its obligations hereunder, accompanied by the certificate of the President or a Vice-President of PURCHASER, dated no earlier than the CLOSING DATE and certifying that each such resolution has been duly adopted and is in full force and effect, without amendment, as of the date of such certificate.

          (4) PURCHASE PRICE.  By wire transfer of immediately available
              --------------
funds, to an account which shall be designated by SELLER prior to the CLOSING DATE, an amount equal to the PURCHASE PRICE.

          Section 2.06.  Post-Closing Matters.
          -----------------------------------

          (1) CLOSING BALANCE SHEET.  As promptly as is practicable after
              ---------------------
consummation of the CLOSING, an audit of the affairs of each of the SUBSIDIARIES as of the last day of the month immediately preceding the consummation of the CLOSING (the "AUDIT DATE") shall be conducted in accordance with generally accepted auditing standards by Ernst & Young LLP (the "AUDITORS"). Upon completion of such audit, the AUDITORS shall deliver to PURCHASER and to ANTHEM a consolidated balance sheet of the SUBSIDIARIES as of the AUDIT DATE (the "CLOSING BALANCE SHEET") and the related consolidated statement of income and stockholder's equity for the period ended on the AUDIT DATE, together with their report on such financial statements. The said financial statements shall be prepared in accordance with generally accepted accounting principles applied consistently with those used in preparing the SELLER FINANCIAL STATEMENTS.

          (2) Dispute Resolution.  If the AUDITORS, ANTHEM and/or PURCHASER
              ------------------
disagree as to any amount set forth in or omitted from the CLOSING BALANCE SHEET, and if (i) such disagreement cannot be resolved among the AUDITORS, ANTHEM and PURCHASER within ten (10) BUSINESS DAYS after delivery of the CLOSING BALANCE SHEET to ANTHEM and PURCHASER, (ii) such disagreement would affect by more than $25,000 the adjustment to the PURCHASE PRICE under Section 2.06(3), or
(iii) the report of the AUDITORS is qualified, the matter giving rise to such difference and/or qualification shall be referred to a national "Big Six" accounting firm, or a successor thereto, mutually designated by PURCHASER and ANTHEM (the "INDEPENDENT ARBITER") for resolution, the CLOSING BALANCE SHEET and/or such report thereon shall be adjusted as necessary to reflect such resolution by the INDEPENDENT ARBITER, and the CLOSING BALANCE SHEET and said report thereon, as so resolved by the INDEPENDENT ARBITER, shall be final, conclusive and binding on the parties hereto for purposes of Section 2.06(3).
If there is no such disagreement regarding the CLOSING BALANCE SHEET and/or the report thereon of the AUDITORS is not qualified, the CLOSING BALANCE SHEET shall be final, conclusive and binding on the parties hereto for purposes of Section 2.06(3). The fees of the AUDITORS for conducting the said audit, together with the fees of the INDEPENDENT ARBITER for resolving any difference and/or qualification in respect of the CLOSING BALANCE SHEET, shall be borne equally by PURCHASER and ANTHEM.

          (3) PURCHASE PRICE Adjustment.  As an adjustment to the PURCHASE
              -------------------------
PRICE, ANTHEM shall pay to PURCHASER the amount by which the NET WORTH shown on the SELLER FINANCIAL STATEMENTS exceeds the NET WORTH shown on the CLOSING BALANCE SHEET, or PURCHASER shall pay to SELLER (or, if SELLER has been dissolved or merged or consolidated with ANTHEM, to ANTHEM) the amount by which the NET WORTH shown on the CLOSING BALANCE SHEET exceeds the NET WORTH shown on the SELLER FINANCIAL STATEMENTS, as the case may be, within ten (10) BUSINESS DAYS after the later of the dates when the AUDITORS or the INDEPENDENT ARBITER, if any, shall have given the CLOSING BALANCE SHEET to each of PURCHASER and ANTHEM. For purposes of this Section 2.06, the term "NET WORTH" means the amount by which the total assets shown on the SELLER FINANCIAL STATEMENTS or on the CLOSING BALANCE SHEET (adjusted in the case of each of the SELLER FINANCIAL STATEMENTS and of the CLOSING BALANCE SHEET, however, to reflect the fixed maturity securities shown therein at amortized cost) as the case may be, exceeds the total liabilities (excluding any liability for payment of the NOTES) shown therein.


                                   ARTICLE 3
              Representations and Warranties of ANTHEM and SELLER
              ---------------------------------------------------

     Each of ANTHEM and SELLER represents and warrants to PURCHASER that, except as expressly disclosed in reasonable detail in SELLER'S Disclosure Letter included as Schedule 3 or elsewhere herein, as of the date hereof:

          Section 3.01.  Organization, Standing and Corporate Authority of
          ----------------------------------------------------------------
ANTHEM.  ANTHEM is a mutual insurance company duly organized, validly
------
existing and in good standing under the laws of the State of Indiana; is duly qualified, licensed or otherwise in good standing as a foreign corporation in each jurisdiction where the ownership of its property or the conduct of its business makes necessary such qualification, licensing or good standing.

          Section 3.02.  ANTHEM'S and SELLER'S Transaction Authority; Corporate
          ---------------------------------------------------------------------
Proceedings; Enforceability.
---------------------------

          (1) Each of ANTHEM and SELLER has all requisite corporate power and authority to execute and deliver this AGREEMENT; to perform its obligations hereunder; and to consummate the transactions to be undertaken by it as contemplated hereby.

          (2) The execution and delivery of this AGREEMENT by each of ANTHEM and SELLER, the performance by it of its obligations hereunder, and the consummation by it of the transactions to be undertaken by it as contemplated hereby, have been duly and validly authorized by all necessary action of the Board of Directors of each of ANTHEM and SELLER; and no other corporate act or proceeding on the part of ANTHEM or SELLER is necessary to authorize its execution and delivery of this AGREEMENT, its performance of its obligations hereunder, or its consummation of the transactions to be undertaken by it as contemplated hereby.

          (3) This AGREEMENT has been duly and validly executed and delivered on behalf of each of ANTHEM and SELLER; constitutes its valid and binding agreement; and is enforceable against it in accordance with its terms.

          Section 3.03.  Organization, Standing, PERMITS, Certificates of
          ---------------------------------------------------------------
Authority, etc., of SELLER and the SUBSIDIARIES.
-----------------------------------------------

          (1) SELLER is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; is duly qualified, licensed or otherwise in good standing as a foreign corporation in each jurisdiction where the ownership of its property or the conduct of its business makes necessary such qualification, licensing or good standing; and has all requisite corporate power and authority to own, lease and use its properties, and to carry on its business, as and in the places where such properties and business are now owned, leased, used and conducted. Without limiting the generality of the foregoing, SELLER has all PERMITS and is duly qualified, licensed, or otherwise authorized to conduct the business being conducted by it, and is in good standing, in each of the licensing jurisdictions identified as to it in Schedule 3.03 (the "SELLER QUALIFIED JURISDICTIONS"), which named jurisdictions are the only jurisdictions in which such qualification or authorization is required by law in order to carry on its business as now being conducted, except for any jurisdiction in which the absence of such qualification has no MATERIAL ADVERSE EFFECT. No other jurisdiction has claimed, in writing or otherwise to SELLER'S KNOWLEDGE, that SELLER is required to qualify or otherwise be licensed therein. SELLER does not own or lease real property in any jurisdiction other than the SELLER QUALIFIED JURISDICTIONS.

          (2) Each of the INSURERS is a stock property - casualty insurance corporation duly organized, validly existing and in good standing under the laws of that state identified in Schedule 3.03 as the state of its incorporation; has the requisite corporate power and authority, and is legally entitled, licensed, authorized and admitted, to own, lease and use its properties, to transact insurance business as currently being transacted, and to carry on its other business as and in the places where such properties and business are now owned, leased, used and conducted; and is duly qualified, licensed, admitted or otherwise authorized to transact insurance business as currently being transacted, and any other business, as a foreign corporation in each jurisdiction where the ownership of its properties or the conduct of its business makes such authorization necessary. Without limiting the generality of the foregoing, each of the INSURERS has all PERMITS and is duly qualified, licensed, admitted or otherwise authorized to transact the insurance business conducted by it by the appropriate insurance regulatory authority of, and is otherwise in good standing, in each of the licensing jurisdictions identified as to it in Schedule 3.03 (the "INSURER QUALIFIED JURISDICTIONS"), which named jurisdictions are the only jurisdictions in which such qualification or authorization is required by law in order to carry on their businesses as now being conducted, except for any jurisdiction in which the absence of such qualification has no MATERIAL ADVERSE EFFECT. No other jurisdiction has claimed, in writing or otherwise to SELLER'S KNOWLEDGE, that any of the INSURERS are required to qualify or otherwise be licensed therein. The INSURERS do not own or lease real property in any jurisdiction other than the INSURER QUALIFIED JURISDICTIONS. Each of the INSURERS is authorized to write insurance in the INSURER QUALIFIED JURISDICTIONS in the respective lines of insurance specified on Schedule 3.03 as such insurance is defined in the insurance laws of the respective jurisdictions. None of the INSURERS' certificates of authority or similar PERMITS to transact insurance in INSURER QUALIFIED JURISDICTIONS have been limited, revoked or suspended, nor are such certificates of authority or similar PERMITS the subject of a proceeding for limitation, suspension or revocation; no insurer has received any written or oral communication from any of the INSURER QUALIFIED JURISDICTIONS threatening to limit, suspend or revoke any of their certificates of authority; and no INSURER is operating under a voluntary agreement with the insurance regulatory authorities of any INSURER QUALIFIED JURISDICTION which restricts its authority to transact insurance pursuant to such certificates of authority.

          (3) Each of MOUND AGENCY, MOUND OHIO and SHELBY FINANCIAL is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation identified as to it in Schedule 3.03; is duly qualified, licensed or otherwise in good standing as a foreign corporation in each jurisdiction where the ownership of its property or the conduct of its business makes necessary such qualification, licensing or good standing; and has all requisite corporate power and authority to own, lease and use its properties, and to carry on its business, as and in the places where such properties and business are now owned, leased, used and conducted. Without limiting the generality of the foregoing, each of MOUND AGENCY, MOUND OHIO, and SHELBY FINANCIAL has all PERMITS and is duly qualified, licensed, admitted or otherwise authorized to conduct the business conducted by it, and is in good standing, in each of the licensing jurisdictions identified as to it in Schedule
3.03 (the "OTHER QUALIFIED JURISDICTIONS"), which named jurisdictions are the only jurisdictions in which such qualification or authorization is required by law in order to carry on their business as now being conducted, except for any jurisdiction in which the absence of such qualification has no MATERIAL ADVERSE EFFECT. No other jurisdiction has claimed, in writing or otherwise to SELLER'S KNOWLEDGE, that MOUND AGENCY, MOUND OHIO, or SHELBY FINANCIAL is required to qualify or otherwise be licensed therein. None of MOUND AGENCY, MOUND OHIO and SHELBY FINANCIAL owns or leases real property in any jurisdiction other than the OTHER QUALIFIED JURISDICTIONS.

          Section 3.04.  Title to the SHARES.
          ----------------------------------

          (1) The total number of shares of stock that ACIC has authority to issue consists of 500,000 shares of common stock, without par value, of which 64,000 shares are (i) issued and outstanding, (ii) held by SELLER, and (iii) included in the SHARES.

          (2) The total number of shares that SHELBY is authorized to issue consists of 8,000,000 common shares, par value $1 per share, 3,058,667 Class A preferred shares, par value $1 per share, and 1,280,000 Class B preferred shares, par value $1 per share, of which 8,000,000 common shares are (i) issued and outstanding, (ii) held by SELLER, and (iii) included in the SHARES. There are no shares of capital stock of SHELBY that are currently issued and outstanding, other than 8,000,000 of its authorized common shares, all of which are held by SELLER.

          (3) SELLER owns all of the SHARES, free and clear of any LIEN. Other than this AGREEMENT, there is no outstanding agreement of SELLER to sell, transfer or encumber any interest in the SHARES. There are no outstanding options, warrants, subscriptions, calls, agreements, convertible securities, unsatisfied preemptive rights, or other agreements, commitments, rights or claims of any sort pursuant to which either of ACIC and SHELBY is or may become obligated to issue, sell, purchase or redeem any of its authorized shares. Except for ownership or interest by reason of securities held in the investment portfolio of any of the SUBSIDIARIES, none of the SUBSIDIARIES has any direct or indirect ownership interest, by way of stock ownership or otherwise, in any corporation, association, joint venture or other business enterprise or other entity. The SHARES are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any PERSON or of any agreement, law or regulation by which the issuer thereof was bound at the time of issuance.

          Section 3.05.  The SUBSIDIARIES.
          -------------------------------

          (1) Schedule 3.03 correctly identifies the name of each of the SUBSIDIARIES, the state of its incorporation, its authorized shares, the number of such shares duly issued and outstanding, and the holder of all such shares. SELLER owns all of the issued and outstanding shares of ACIC and of SHELBY which, collectively, constitute the SHARES; ACIC owns all of the issued and outstanding shares of MOUND AGENCY; MOUND AGENCY owns all of the issued and outstanding Class B shares of MOUND OHIO; Joseph T. Wechter owns all of the issued and outstanding Class A shares of MOUND OHIO; and SHELBY owns all of the issued and outstanding shares of AFFIRMATIVE, INSURA and SHELBY FINANCIAL, in each case free and clear of any LIEN. There are no outstanding options, warrants, subscriptions, calls, agreements, convertible securities, unsatisfied preemptive rights, or other agreements, commitments, rights or claims of any sort whatsoever pursuant to which any of the SUBSIDIARIES is or may become obligated to issue, sell, purchase or redeem any of its authorized shares. Except for ownership or interest by reason of securities held in its investment portfolio, none of the SUBSIDIARIES has any direct or indirect ownership interest, by way of stock ownership or otherwise, in any corporation, association, joint venture or other business enterprise or other entity. The outstanding shares of each of the SUBSIDIARIES are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any PERSON or of any agreement, law or regulation by which the issuer thereof was bound at the time of issuance.

          (2) SELLER has furnished to PURCHASER copies of the certificate or articles of incorporation, by-laws and regulations (or comparable documents) of each of the SUBSIDIARIES, all of which documents are true and complete.

          (3) The minute books of each of the SUBSIDIARIES accurately reflect all actions taken at all meetings, and all consents and actions taken in writing in lieu of meetings, of and by its shareholders and directors since the date when it became an AFFILIATE of ANTHEM. All actions taken by the SUBSIDIARIES requiring the approval of the Board of Directors or the shareholders, as the case may be, have been so approved.

          Section 3.06.  Consents and Approvals; No Violations.
          ----------------------------------------------------

          (1) Schedule 3.06(1) identifies each REQUIRED APPROVAL required to be obtained by any of ANTHEM, SELLER, and the SUBSIDIARIES.

          (2) Neither the execution and delivery of this AGREEMENT by either of ANTHEM and SELLER, nor its consummation of the transactions to be undertaken by it as contemplated hereby, will (i) violate any provision of the articles or certificate of incorporation, by-laws or regulations (or any comparable document) of any of ANTHEM, SELLER, and the SUBSIDIARIES; (ii) constitute (upon notice, lapse of time or otherwise) a breach or a default (by way of substitution, novation or otherwise, or give rise to any right of termination, cancellation or acceleration) under any material contract to which any of ANTHEM, SELLER, and the SUBSIDIARIES is a party or by or to which it, or any of its assets or properties, may be bound or subject (including any contract identified in Schedule 3.16 or Schedule 3.20), assuming that all consents, waivers and/or approvals required under each such contract have been obtained and which shall be set forth on the certificate delivered pursuant to Section 2.04(5)(ii); (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory authority against, or any agreement with or condition imposed by any governmental or regulatory authority, binding upon any of ANTHEM, SELLER, and the SUBSIDIARIES or upon the property, assets or business of any of them; (iv) result in the imposition of any LIEN upon any of ANTHEM, SELLER, and the SUBSIDIARIES, or upon the property or assets of any of them; (v) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause any impairment of any of its PERMITS; or (vi) violate any statute, law, rule or regulation of any federal, state, local or other governmental authority applicable to any of ANTHEM, SELLER, and the SUBSIDIARIES or the property, assets or business of any of them, excluding from the foregoing clauses (i) through and including (vi) such breaches, defaults, results and violations that, in the aggregate, do not have a MATERIAL ADVERSE EFFECT on the SUBSIDIARIES.

          Section 3.07.  Financial Statements and INSURER CONVENTION STATEMENTS.
          ---------------------------------------------------------------------

          (1) SELLER has furnished to PURCHASER copies of the audited consolidated balance sheets of SELLER and the SUBSIDIARIES as at December 31, 1996, and the related consolidated statements of income, stockholder's equity and cash flow for the year then ended and the notes thereto (the "SELLER FINANCIAL STATEMENTS"). The SELLER FINANCIAL STATEMENTS present fairly the financial condition of SELLER and the SUBSIDIARIES at the date indicated, and the results of operations of SELLER and the SUBSIDIARIES for the period then ended, on a consolidated basis and in accordance with generally accepted accounting principles applied on a consistent basis with prior periods.

          (2) SELLER has furnished to PURCHASER copies of the CONVENTION STATEMENTS of each of the INSURERS for the year ended December 31, 1996 (the "INSURER CONVENTION STATEMENTS"). The INSURER CONVENTION STATEMENTS, together with the schedules included therein, present fairly the statutory financial condition of each of the INSURERS at the date indicated, together with the statutory results of operations of each of the INSURERS and other data contained in the INSURER CONVENTION STATEMENTS for the period then ended, and were prepared in conformity with STATUTORY ACCOUNTING PRINCIPLES applied on a consistent basis with prior periods, except as (i) expressly set forth therein or (ii) otherwise required by a rule or regulation of an insurance regulatory authority.

          Section 3.08.  No Default.  None of ANTHEM, SELLER, and the
          -------------------------
SUBSIDIARIES is in default under or in violation of, and no event has occurred that, upon notice or lapse of time or both, would constitute a default under or violation of (i) any of its PERMITS; (ii) its articles or certificate of incorporation, by-laws, or regulations (or any comparable document); or (iii) any contract to which it is a party or by or to which it, or any of its assets or properties, may be bound or subject, excluding from the foregoing clauses
(i), (ii) and (iii) such defaults, violations and events that, in the aggregate, do not have a MATERIAL ADVERSE EFFECT on the SUBSIDIARIES.

          Section 3.09.  Environmental Matters.
          ------------------------------------

          (1) Each of the SUBSIDIARIES has obtained and is in material compliance with the terms and conditions of all material PERMITS, licenses and other authorizations required under any ENVIRONMENTAL LAW;

          (2) Each of the SUBSIDIARIES is in compliance with all ENVIRONMENTAL LAWS, and there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent continued compliance with all ENVIRONMENTAL LAWS;

          (3) No asbestos, equipment containing polychlorinated biphenyls, leaking underground or above-ground storage tanks or other HAZARDOUS SUBSTANCE is contained in or located, in violation of any ENVIRONMENTAL LAW, (i) at any property or improvement thereon which is or has been owned by any of the SUBSIDIARIES, or (ii) to SELLER'S KNOWLEDGE, at any property or improvement thereon that is or has been leased or controlled by any of the SUBSIDIARIES; and

          (4) There have been no (i) past emissions or releases of any HAZARDOUS SUBSTANCE from (a) any property or improvement which is or has been owned by any of the SUBSIDIARIES, or (b) to SELLER'S KNOWLEDGE, any property or improvement thereon that is or has been leased or controlled by any of the SUBSIDIARIES, or
(ii) other events, conditions, circumstances, activities, practices, incidents, actions or plans related to any such property or improvement, that could result in any common law or legal liability or otherwise form the basis of any valid claim, action, suit, proceeding, hearing or investigation involving any of the SUBSIDIARIES under any ENVIRONMENTAL LAW; and

          (5) None of the SUBSIDIARIES has received notice from any governmental agency of any allegation which is inconsistent with the foregoing representations.

          Section 3.10.  Legal Proceedings.
          --------------------------------

          (1) Other than outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory agency or arbitrator relating to insurance claims made in connection with policies of insurance underwritten or assumed by any of the INSURERS in the ordinary course of business, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory agency or arbitrator against, by or affecting any of ANTHEM, SELLER, and the SUBSIDIARIES, or any of the directors, officers or employees thereof in their capacities as such, that could (i) prevent the performance of this AGREEMENT or the consummation of any of the transactions contemplated hereby, (ii) prevent materially the use by the PURCHASER of any assets of any of the SUBSIDIARIES, in each case in accordance with past practices, (iii) affect the validity or enforceability of this AGREEMENT or compliance with the terms hereof by SELLER, (iv) affect materially the PERMITS, business, financial condition or results of operations of the SUBSIDIARIES, taken as a whole, or (v) have a MATERIAL ADVERSE EFFECT.

          (2) To SELLER'S KNOWLEDGE, other than actions, suits or claims or legal, administrative or arbitration proceedings or investigations relating to insurance claims made in connection with policies of insurance underwritten or assumed by any of the INSURERS (i) in the ordinary course of business, (ii) that do not allege or seek damages in excess of policy limits or exemplary or punitive damages, and (iii) are not brought or purported to be brought on behalf of a class of PERSONS, and except as set forth in Schedule 3.10, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations overtly threatened (in a writing received by any of ANTHEM, SELLER, and the SUBSIDIARIES) or pending in any court or before any governmental agency or arbitrator against, by or affecting any of ANTHEM, SELLER, and the SUBSIDIARIES, or any of the directors, officers or employees thereof in their capacities as such, or its properties or assets.

          Section 3.11.  Property and Title; LIENS.
          ----------------------------------------

          (1) Each of the SUBSIDIARIES owns and has good and marketable title to all of its property and assets including, but not limited to, its property and assets reflected in the balance sheet as at December 31, 1996 included in either the SELLER FINANCIAL STATEMENTS or the INSURER CONVENTION STATEMENTS, as applicable (other than property and assets disposed of in the ordinary course of business since December 31, 1996), free and clear of all LIENS, except (i) as disclosed in the SELLER FINANCIAL STATEMENTS, the INSURER CONVENTION STATEMENTS, or the notes thereto, and (ii) PERMITTED EXCEPTIONS.

          (2) Except for the NOTES and the SHARES and except as set forth on
Schedule 3.11, SELLER has no assets or liabilities. Schedule 3.11 identifies all assets and liabilities of SELLER as of March 31, 1997, and there has been no material change in the assets or liabilities of SELLER since that date.

          Section 3.12.  Brokers.  None of ANTHEM, SELLER, the SUBSIDIARIES,
          ----------------------
and any party acting on behalf of any of them has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or other PERSON for or on account of this AGREEMENT or the transactions contemplated hereby, other than the fees of Credit Suisse First Boston Corporation, for which ANTHEM is solely responsible.

          Section 3.13.  Compliance With Laws.  To SELLER'S KNOWLEDGE, (i)
          -----------------------------------
none of the SUBSIDIARIES is in violation of any applicable order, judgment, injunction, award, decree or other requirement of any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, writ, injunction, decree, or PERMIT, applicable to it or its property, assets or business, and none of the SUBSIDIARIES has received notice (written or oral) from any governmental agency that any such violation is being alleged, (ii) each of the SUBSIDIARIES has complied in all material respects with all laws, statutes, ordinances, rules, regulations and requirements applicable to the conduct of its business and to its property and assets (including, without limitation, applicable state licensing requirements for the insurance agents and brokers of the INSURERS), and none of the SUBSIDIARIES has received notice (written or oral) from any
governmental agency that any such violation is being alleged, and (iii) none of the SUBSIDIARIES has committed any act, or omitted to perform any act, that would provide reasonable grounds for termination or non-renewal of any of its PERMITS, and no insurance regulatory authority or other governmental agency has asserted otherwise in a writing delivered to any of them, excluding from the foregoing clauses (i) and (ii) such violations and failures to comply that, in the aggregate, do not have a MATERIAL ADVERSE EFFECT on the SUBSIDIARIES.

          Section 3.14.  Insurance Business.
          ---------------------------------

          (1) Except with respect to terms specifically negotiated with policyholders, to SELLER'S KNOWLEDGE, (i) all policies of insurance issued by the INSURERS as now in force are, to the extent required under applicable law, on forms that have been approved by applicable insurance regulatory authorities or that have been filed and not objected to by such authorities within the period provided for objection, and (ii) any premium rates required to be filed with or approved by insurance regulatory authorities have been so filed and/or approved or are otherwise in compliance with existing law, and premium rates established by each of the INSURERS conform thereto.

          (2) To SELLER'S KNOWLEDGE, (i) each of the contracts between the INSURERS and their respective agents, managers or brokers is valid, binding, and in full force and effect in accordance with its terms, assuming no breach or default by any such agent, manager or broker thereunder and except for any such contract that, if not valid, binding or in effect, would not have a MATERIAL ADVERSE EFFECT; (ii) none of the INSURERS is in breach or default in any material respect under any such contract; and (iii) no such contract contains any provision providing that a party thereto other than any of the INSURERS may terminate the same by reason of the transactions contemplated by this AGREEMENT or any other provision that would be altered or otherwise become applicable solely by reason of such transactions.

          (3) Schedule 3.14 hereto contains a complete and accurate list of agents, brokers, and other persons or entities who or that, collectively, produced at least ninety percent (90%) of the premiums written by the INSURERS during the period of twelve (12) months ended March 31, 1997. The INSURERS enjoy good relations with their insurance agents as a whole. None of SELLER and the SUBSIDIARIES has received any notification (written or oral) by such agents threatening litigation or termination of their agency agreements with the INSURERS or otherwise establishing a basis reasonably to believe that such agents are likely to cease to do business with the INSURERS in the same manner as such business has been conducted historically, whether as a result of the transactions contemplated by this AGREEMENT or otherwise. Set forth on Schedule 3.14 is a true and correct summary description of each INSURER'S compensation arrangements with its agents identified therein.

          (4) Except as set forth in Schedule 3.14, there are no side agreements or other agreements (whether oral or written) between any of the SUBSIDIARIES and its agents or former agents, including, without limitation, agreements with respect to the payment of compensation by any of the SUBSIDIARIES to its agents or former agents in existence on the date hereof and on the CLOSING DATE.

          (5) None of the SUBSIDIARIES is in default with respect to any contract or other agreement with any PERSON set forth in Schedule 3.14, and no such contract or other agreement contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this AGREEMENT or any other provision which would be altered or otherwise become applicable by reason of such transactions.

          Section 3.15.  Regulatory Filings.  Each of ANTHEM, SELLER, and the
          ---------------------------------
SUBSIDIARIES has filed all material reports, statements, documents, registrations, filings or submissions required to be filed by it with any governmental or regulatory authority, except (i) those with respect to which the imposition, levy or collection of all fines, penalties, assessments, TAXES, forfeitures, money judgments or sanctions of any type are barred by applicable statutes of limitation, and (ii) as otherwise agreed to in writing by the governmental or regulatory authority involved; all such registrations, filings and submissions were in material compliance with applicable law when filed; and no material deficiencies have been asserted by any such governmental or regulatory authority with respect to such registrations, filings or submissions that have not been remedied or otherwise satisfied.

          Section 3.16.  Contracts.  Schedule 3.16 identifies all material
          ------------------------
written contracts (other than leases of real estate and other contracts identified in Schedule 3.20, tax sharing agreements identified in Schedule 11.01(8), insurance policies issued by the INSURERS in the ordinary course of business, reinsurance and coinsurance treaties and agreements identified on
Schedule 3.25, and those contracts identified in any other Schedule to this AGREEMENT), to which any of the SUBSIDIARIES is a party or by or to which it or its assets or properties are bound or subject. There have been delivered or made available to PURCHASER true and complete copies of all of the contracts identified in Schedule 3.16 or any other Schedule to this AGREEMENT. Each such contract and other agreement is valid, in full force and effect, and binding upon each of the SUBSIDIARIES party thereto in accordance with its terms, none of which (and, to SELLER'S KNOWLEDGE, no other party thereto) is in default in any material respect under any of such contracts to which it is a party. For purposes of this AGREEMENT, a contract is material only if (i) the liability thereunder of any of the SUBSIDIARIES or any third party thereto for any calendar year, or in the aggregate, is at least $100,000 or, (ii) if no such monetary liability is involved, the obligations thereunder of any third party thereto provide a benefit to any of the SUBSIDIARIES that is material to its financial condition or operations.

          Section 3.17.  No Material Adverse Change.  Except for conditions
          -----------------------------------------
affecting generally the industry in which they conduct business, since December 31, 1996, there has been no change in the properties, business or operations of the SUBSIDIARIES, taken as a whole, other than such changes (i) that, in the aggregate, do not have a MATERIAL ADVERSE EFFECT as to the SUBSIDIARIES, taken as a whole, and (ii) as are expressly required or permitted by this AGREEMENT.

          Section 3.18.  Conduct of Business.  Except as contemplated by this
          ----------------------------------
AGREEMENT, since December 31, 1996, each of SELLER and the SUBSIDIARIES has conducted its operations in the ordinary and usual course of its business, consistent with past practice. Without limiting the generality of any of the provisions of the foregoing, except as contemplated by this AGREEMENT since December 31, 1996, none of SELLER and the SUBSIDIARIES has taken any of the actions described in Section 5.01 of this AGREEMENT.

          Section 3.19.  Security Deposits.  Schedule 3.19 (i) identifies all
          --------------------------------
securities deposited by each of the INSURERS with state insurance departments and other regulatory authorities and (ii) has been completed in accordance with the instructions applicable to the Schedule of Deposits appearing in the CONVENTION STATEMENTS for the period ended December 31, 1996.

          Section 3.20.  Real Estate.  Schedule 3.20 sets forth a list and
          --------------------------
summary description of (i) all real property owned by any of the SUBSIDIARIES and all buildings located thereon, other than real property acquired through salvage or subrogation (the "OWNED REAL PROPERTY"); (ii) all material leases, subleases or other agreements under which any of the SUBSIDIARIES is the lessor or lessee of any real property; (iii) all material options held by any of the SUBSIDIARIES, and all material contractual obligations thereof, to purchase or acquire any interest in real property; and (iv) all material contractual obligations of any of the SUBSIDIARIES to sell or dispose of any interest in real property. Except for PERMITTED EXCEPTIONS and except as otherwise set forth in Schedule 3.20:

          (1) One of the SUBSIDIARIES owns fee simple title to the OWNED REAL PROPERTY;

          (2) One of the SUBSIDIARIES has good, valid and marketable title to the OWNED REAL PROPERTY, free and clear of all title defects or objections, liens, claims, encumbrances, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, chattel mortgages, pledges, conditional sales contracts, collateral security arrangements, and other title or interest retention arrangements, and the OWNED REAL PROPERTY is not subject to any right of way, easement (other than easements of record), building use restriction, exception, variance, reservation or limitation or any nature whatsoever;

          (3) There are no options, rights of first refusal or contracts of sale affecting the fee title in the OWNED REAL PROPERTY;

          (4) There is no pending or, to SELLER'S KNOWLEDGE, threatened condemnation of all or any portion of the OWNED REAL PROPERTY;

          (5) All improvements now situated on the OWNED REAL PROPERTY are completely within the boundaries of the same, and none of the SUBSIDIARIES has received, and to SELLER'S KNOWLEDGE there is no, claim from or by any PERSON alleging or claiming that any portion of the OWNED REAL PROPERTY or the improvements, fixtures, equipment or personal property on the OWNED REAL PROPERTY encroaches upon any real property, easement, or right of way held by any PERSON;

          (6) SELLER has made available to PURCHASER true and correct copies of surveys and appraisals in the possession of any of ANTHEM, SELLER, and the SUBSIDIARIES, if any, relating to or affecting the OWNED REAL PROPERTY;

          (7) The use for which the OWNED REAL PROPERTY is now being used does not violate any applicable zoning, and the continued use thereof as currently being used will not violate any subdivision, deed or other restriction; and

          (8) All leases set forth on Schedule 3.20 are valid, binding and enforceable in accordance with their terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally, and are in full force and effect; there are no existing defaults by any of the SUBSIDIARIES thereunder; and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder by any of the SUBSIDIARIES or, to SELLER'S KNOWLEDGE, by any other party thereto.

          Section 3.21.  Intangible Property and Computer Software.  Each of
          --------------------------------------------------------
the SUBSIDIARIES has at all times through the date hereof owned, had registered, or had valid rights to use such trade marks, trade names, copyrights and computer software as have been necessary for the conduct of its business. To SELLER'S KNOWLEDGE, none of the SUBSIDIARIES has received written notice, and none of them has reason to believe, that it has not, during such period, owned, had registered, or had valid rights to use any such trade marks, trade names, copyrights, computer software, or any application pending therefor as were necessary for the conduct of its business.

          Section 3.22.  Liabilities.  To SELLER'S KNOWLEDGE, none of the
          --------------------------
SUBSIDIARIES has any liability or obligation of any nature (whether accrued, absolute, contingent or other and whether due or to be become due), other than those (i) that are fully and adequately reflected or reserved against in the SELLER FINANCIAL STATEMENTS or the INSURER CONVENTION STATEMENTS for the year ended December 31, 1996, (ii) incurred in the ordinary course of business since December 31, 1996, and (iii) that, in the aggregate, do not have a MATERIAL ADVERSE EFFECT or the SUBSIDIARIES.

          Section 3.23.  Employee Benefit Plans.  Schedule 3.23 identifies all
          -------------------------------------
employee benefit plans (the "PLANS") sponsored by SELLER under which it is required to contribute with respect to employees or former employees of Seller or the Subsidiaries, or their dependents. The Subsidiaries have no obligations or liabilities under the Plans or under any other employee benefit plans with respect to any employees or former employees of Seller or the Subsidiaries, or their dependents. The PLANS identified in Schedule 3.23 include (i) each "employee benefit plan" (described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) each formal or informal plan, arrangement or contract involving direct or indirect compensation, maintained or formerly maintained by any of SELLER and the SUBSIDIARIES, or with respect to which any employees or former employees of any of them are participants and to which any of them have any liability or under which any of them have any present or future obligations or liability on behalf of its employees or former employees or their dependents or beneficiaries, including, but not limited to, each retirement, pension, profit-sharing, thrift, savings, target benefit, employee stock ownership, cash or deferred, multiple employer, multiemployer or other similar plan or program, each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan, each other program providing payment or reimbursement for or of medical, dental or vision care, psychiatric counseling, or vacation, sick, disability or severance pay (including "basic severance pay") and each other "fringe benefit" plan or welfare plan arrangement. Schedule 3.23 identifies each of the PLANS that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). Schedule
3.23 also identifies each former employee of any of the SUBSIDIARIES who, as of the date hereof, is receiving or entitled to receive retiree medical benefits, retiree life insurance benefits, or group accident insurance benefits from any of them. Except as set forth in Schedule 3.23:

          (1) SELLER has delivered or made available to PURCHASER copies of the following documents, as they may have been amended to the date hereof, embodying or relating to the PLANS: (i) all written documents for each of the PLANS identified in Schedule 3.23, including all amendments thereto, and any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements; (ii) the most recent determination letter, if any, received from the Internal Revenue Service with respect to the qualification of any of the PLANS intended to be qualified under Section 401(a) of the CODE;
(iii) actuarial valuations for each of the PLANS, if applicable, for the most recent plan year for which such valuations are available; (iv) the current summary plan description, if any, for each of the PLANS; and (v) the most recently filed annual return/report on Form 5500, 5500-C or 5500-R, if any, for each of the PLANS.

          (2) the written terms of each of the PLANS and any related trust agreement, group annuity contract, insurance policy or other funding arrangement are in substantial compliance and are being operated in compliance in all material respects with the requirements of all applicable statutes, orders, or governmental rules and regulations, including without limitation, ERISA and the CODE; each of the PLANS is in substantial compliance, and is being operated in compliance in all material respects, with the requirements prescribed by ERISA and the CODE;

          (3) all contributions to each of the PLANS intended to be qualified under Section 401(a) of the CODE are and have been in the year to which they relate fully deductible pursuant to Section 404 of the CODE and are not subject to excise tax under Section 4972 of the CODE;

          (4) none of ANTHEM, SELLER, the SUBSIDIARIES, any other "disqualified person" or "party in interest," as defined in Section 4975 of the CODE and
Section 3(14) of ERISA, respectively, and any party required to be indemnified by SELLER has engaged in a "prohibited transaction," as such term is defined in
Section 4975 of the CODE and Section 406 or 407 of ERISA, with respect to any of the PLANS subject to ERISA that could subject any of the SUBSIDIARIES to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or
Section 4975 of the CODE;

          (5) there has been no act or omission by any of ANTHEM, SELLER, the SUBSIDIARIES, any administrator, any fiduciary of any of the PLANS (or any agent of any of the foregoing), and any party required to be indemnified by SELLER, that could subject any of the SUBSIDIARIES to any material liability for a breach of fiduciary duty under ERISA or any other law applicable to any of the PLANS;

          (6) the execution and delivery of this AGREEMENT by SELLER and the consummation of the transactions contemplated hereby will not (a) involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the CODE; or (b) accelerate the payment of any benefits under any of the PLANS;

          (7) other than qualified domestic relations orders as defined in
Section 414(p) of the CODE and qualified medical child support orders as defined in Section 609(a)(2)(A) of ERISA, each of which, if any, is listed on Schedule 3.23(7), and except for claims for benefits in the ordinary course, there are no actions, suits, arbitrations, disputes, legal, administrative or other proceedings or governmental investigations pending against any of the PLANS, the assets of any of the PLANS or any PERSON who is a fiduciary with respect to any of the PLANS;

          (8) (a) no PLAN subject to Title IV of ERISA maintained by any of the SUBSIDIARIES has been terminated; and (b) no proceeding has been initiated by the Pension Benefit Guaranty Corporation to terminate any of the PLANS;

          (9) none of the PLANS that is an "employee benefit pension plan," as defined in Section 3(2) of ERISA, has incurred an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the CODE, nor has any of the SUBSIDIARIES at any time requested a minimum funding waiver within the meaning of Section 412(d) of the CODE;

          (10) no "reportable event" (within the meaning of Section 4043(c)(1)-
(13) of ERISA) requiring the filing of a notice has occurred with respect to any of the PLANS subject to Title IV of ERISA; and
          (11) none of the SUBSIDIARIES has at any time maintained, contributed to or had an obligation to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA) or any "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

          Section 3.24.  Employee Relations.  To SELLER'S KNOWLEDGE, Schedule
          ---------------------------------
3.24 describes the status of all union organizing efforts known to any of the SUBSIDIARIES conducted within the last three (3) years or now being conducted. To SELLER'S KNOWLEDGE, none of the SUBSIDIARIES has at any time during the last five (5) years had, nor is there now threatened as to it, a strike, picket, work stoppage, work slowdown, or other similar labor unrest involving a group or groups of its employees.

          Section 3.25.  Reinsurance and Coinsurance.
          ------------------------------------------

          (1) Schedule 3.25 sets forth a list of all reinsurance and coinsurance treaties or agreements to which any of the SUBSIDIARIES is a party or is a named reinsured and which either (i) covers loss or potential loss arising out of any event occurring (whether or not reported) during the period of three (3) years ending on the date hereof or (ii) covers one or more losses reported prior to the date hereof. Except as indicated on Schedule 3.25, all such treaties or agreements as set forth in such Schedule are, to SELLER'S KNOWLEDGE, in full force and effect. None of the SUBSIDIARIES or, to SELLER'S KNOWLEDGE, any other party to any agreement listed in Schedule 3.25, is in default thereunder in any material respect, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this AGREEMENT.

          (2) The INSURERS are not aware of any claims or losses which have arisen or may arise under policies written by the Insurers and for which reinsurance has been purchased that are not covered under such reinsurance contracts.

          Section 3.26.  Insurance.  To SELLER'S KNOWLEDGE, Schedule 3.26 sets
          ------------------------
forth a list and brief description (specifying the insurer and the policy number or covering note number with respect to binders, describing each pending claim thereunder of more than $50,000 (or, in the case of policies of workers' compensation, more than $100,000), setting forth the aggregate amounts paid out under each such policy since January 1, 1992 through the date hereof, and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workers' compensation, vehicular, and other insurance held by or on behalf of any of the SUBSIDIARIES other than (i) coinsurance and reinsurance treaties and agreements listed on
Schedule 3.25, (ii) policies in respect of which any of the SUBSIDIARIES is an insured mortgagee or lessor, and (iii) policies issued by any of ANTHEM and the SUBSIDIARIES. Such policies and binders are, to the SELLER'S KNOWLEDGE, valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by any of ANTHEM and the SUBSIDIARIES insured thereunder.

          Section 3.27.  Officers, Directors, and Key Employees.  Schedule 3.27
          -----------------------------------------------------
sets forth: (i) the name and total compensation of each officer, director and each other employee of each of the SUBSIDIARIES, and the name and total compensation of each employee of SELLER, whose total compensation exceeds $75,000 per year; (ii) all bonuses received by such persons since December 31, 1994, and any accrual for such bonuses; and (iii) all commitments or agreements by any of the SUBSIDIARIES to increase the compensation of any of these persons. Except as set forth on Schedule 3.27, none of the SUBSIDIARIES has any contractual arrangement (written or oral) with any current or former officer, director or employee of any of the SUBSIDIARIES or any AFFILIATE thereof.

          Section 3.28.  Accounting Practices.  To SELLER'S KNOWLEDGE, except
          -----------------------------------
as set forth on Schedule 3.28 and except for changes disclosed in the SELLER FINANCIAL STATEMENTS or the INSURER CONVENTION STATEMENTS, since December 31, 1993, none of the SUBSIDIARIES has made any change in its accounting methods, practices or policies, including, without limitation, any change with respect to establishment of reserves for unearned premiums, losses (including incurred but not reported losses), and loss adjustment expenses, or made any change in depreciation or amortization policies or rates adopted by it, except as required by law, generally accepted accounting principles, or STATUTORY ACCOUNTING PRINCIPLES.

          Section 3.29.  Powers of Attorneys; Guarantees. None of the
          ----------------------------------------------
SUBSIDIARIES has any obligation to act under any outstanding power of attorney or any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker, or indemnitor in respect to the obligation of any PERSON, corporation, partnership, joint venture, association, organization, or other entity (other than for purposes of collection in the ordinary course of its business and other than with respect to reinsurance assumed in the ordinary course of its business).

          Section 3.30.  LOSS RESERVES.  The LOSS RESERVES reflected in the
          ---------------------------------------------------
INSURER CONVENTION STATEMENTS, in any subsequent QUARTERLY CONVENTION STATEMENTS provided to the PURCHASER after the date hereof and prior to the CLOSING DATE, and the LOSS RESERVES reflected in the CLOSING BALANCE SHEET were or will be determined in accordance with generally accepted actuarial standards and principles applied on a basis consistent with those applied in determining the LOSS RESERVES reflected in the SELLER FINANCIAL STATEMENTS, it being understood and agreed that the LOSS RESERVES reflected in the INSURER CONVENTION STATEMENTS and any QUARTERLY CONVENTION STATEMENTS are or will be net of reinsurance recoverables, and the LOSS RESERVES reflected in the SELLER FINANCIAL STATEMENTS are or will be gross. The LOSS RESERVES set forth in the CLOSING BALANCE SHEET, net of reinsurance recoverables (other than intercompany reinsurance) (the "CLOSING LOSS RESERVES") make or will make good and sufficient provision for the settlement of the total amount of all liabilities and obligations incurred by the INSURERS through the CLOSING DATE under all insurance and reinsurance contracts pursuant to which the INSURERS have any liability or obligation. The determination of whether, and the extent to which, the CLOSING LOSS RESERVES make good and sufficient provision for the settlement of all such liabilities and obligation shall be made in accordance with Section 10.05 of this AGREEMENT.

          Section 3.31.  No Material Misrepresentations.  No warranty or
          ----------------------------------------------
representation of any of ANTHEM, SELLER, or the SUBSIDIARIES contained in this AGREEMENT, or documents furnished to the PURCHASER pursuant to this AGREEMENT, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statement contained in such warranty, representation, or document, in light of the circumstances under which it was made, not misleading.

          Section 3.32.  Personal Property Leases.  Schedule 3.32 contains an
          ---------------------------------------
accurate and complete list of each lease and sublease pursuant to which any of the SUBSIDIARIES lease personal property for an annual rental exceeding $20,000. Except as set forth in Schedule 3.32, each such lease is valid, binding and enforceable in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally, and are in full force and effect; there are no existing defaults by any of the SUBSIDIARIES thereunder; and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by any of the SUBSIDIARIES or, to SELLER'S KNOWLEDGE, any other party thereto.

          Section 3.33.  Bank Accounts; Custodial Accounts.  Schedule 3.33
          ------------------------------------------------
contains a true and complete list of each and every bank account, safe deposit box, brokerage account, trust account, depository account or other custodial account of each of the SUBSIDIARIES. Other than the assets (i) deposited in the accounts listed in Schedule 3.33 and/or (ii) identified in Schedule 3.19, none of the SUBSIDIARIES has any other liquid assets or investments held or maintained with any other PERSON or entity at any location.

          Section 3.34.  Improper Payments.  To SELLER'S KNOWLEDGE, since
          --------------------------------
December 31, 1996:

               (1) no funds or assets of any of the SUBSIDIARIES have been used for any illegal purpose;

               (2) no unrecorded fund or asset of any of the SUBSIDIARIES has been established for any purpose;

          (3) no accumulation or use of corporate funds of any of the SUBSIDIARIES has been made without being properly accounted for on the books and records of one of the SUBSIDIARIES;

          (4) all payments by or on behalf of any of the SUBSIDIARIES have been duly and properly recorded and accounted for on its books and records; and

          (5) no false or artificial entry has been made on the books and records of any of the SUBSIDIARIES for any reason whatsoever.

                                   ARTICLE 4
                  Representations and Warranties of PURCHASER
                  -------------------------------------------

     PURCHASER represents and warrants to each of ANTHEM and SELLER that, as of the date hereof:

          Section 4.01.  Organization, Standing and Corporate Authority of
          ----------------------------------------------------------------
PURCHASER.  PURCHASER is a corporation duly organized, validly existing and
---------
in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to purchase, own and hold the SHARES.

          Section 4.02.  PURCHASER'S Transaction Authority; Corporate
          -----------------------------------------------------------
Proceedings; Enforceability.
---------------------------

          (1) PURCHASER has all requisite corporate power and authority to execute and deliver this AGREEMENT; to perform its obligations hereunder; and to consummate the transactions to be undertaken by it as contemplated hereby.

          (2) The execution and delivery of this AGREEMENT by PURCHASER, the performance by it of its obligations hereunder, and the consummation by it of the transactions to be undertaken by it as contemplated hereby, have been duly and validly authorized by all necessary corporate acts and proceedings on the part of PURCHASER, its shareholders and directors.

          (3) This AGREEMENT has been duly and validly executed and delivered on behalf of PURCHASER; constitutes the valid and binding agreement of PURCHASER; and is enforceable against PURCHASER in accordance with its terms.

          Section 4.03.  No Violation.  Neither the execution and delivery of
          ---------------------------
this AGREEMENT by PURCHASER, nor its consummation of the transactions to be undertaken by it as contemplated hereby, will (i) violate any provision of its articles or certificate of incorporation, by-laws or regulations (or any comparable document); (ii) constitute (upon notice, lapse of time or otherwise) a breach or a default (by way of substitution, notation or otherwise, or give rise to any right of termination, cancellation or acceleration) under any contract to which it is a party or by or to which it or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory authority against, or any agreement with, or condition imposed by, any governmental or regulatory authority, binding upon it; or (iv) violate any statute, law, rule or regulation of any federal, state, local or other governmental authority applicable to it or its property, assets or business, excluding from the foregoing clauses (i) through and including (iv) such breaches, defaults, results and violations that, in the aggregate, do not have a MATERIAL ADVERSE EFFECT.

          Section 4.04.  No Default.  PURCHASER is not in default under or in
          -------------------------
violation of, and no event has occurred that, upon notice or lapse of time or both, would constitute a default under or violation of (i) its articles or certificate of incorporation, by-laws, or regulations (or any comparable document); (ii) any contract to which it is a party or by or to which it, or any of its assets or properties, may be bound or subject; or (iii) any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory authority against, or any agreement with or condition imposed by any governmental or regulatory authority, binding upon PURCHASER, its property, assets or business, excluding from the foregoing clauses (i), (ii) and (iii) such defaults, violations and events that, in the aggregate, do not have a MATERIAL ADVERSE EFFECT on PURCHASER.

          Section 4.05.  Legal Proceedings.
          --------------------------------

          (1) There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory authority against, by or affecting PURCHASER, or any of its directors, officers or employees in their capacities as such, that could (i) prevent the performance of this AGREEMENT or the consummation of any of the transactions contemplated hereby, or (ii) affect the validity or enforceability of this AGREEMENT or compliance with the terms hereof by PURCHASER, excluding from the foregoing clauses (i) and (ii) such orders, judgments, injunctions, awards and decrees that, in the aggregate, do not have a MATERIAL ADVERSE EFFECT on PURCHASER.

          (2) To PURCHASER'S KNOWLEDGE, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations overtly threatened (in a writing received by PURCHASER) or pending in any court or before any governmental agency or arbitrator against, by or affecting PURCHASER or any of its directors, officers or employees in their capacities as such, or its properties or assets, excluding any such action, suit, claim, proceeding or investigation that, if determined adversely to PURCHASER or any such director, officer or employee, would not have a MATERIAL ADVERSE EFFECT on PURCHASER.

          Section 4.06.  Investment Purpose.  PURCHASER shall acquire the
          ---------------------------------
SHARES for its own account, for the purpose of investment only, and not with a view to the resale or distribution of all or any part of the SHARES; provided, however, that the foregoing representation shall in no way limit PURCHASER'S right to dispose of all or any portion of the SHARES in one or more transactions registered under or exempt from the registration requirements of the Securities Act of 1933, as amended, at any time and in PURCHASER'S sole discretion.

          Section 4.07.  Brokers.  Neither PURCHASER nor any party acting on
          ----------------------
its behalf has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or other PERSON for or on account of this AGREEMENT or the transactions contemplated hereby, other than the fees of Donaldson, Lufkin & Jenrette Securities Corporation and/or of KPMG Peat Marwick LLP, for which PURCHASER is solely responsible.

          Section 4.08.  SELLER FINANCIAL STATEMENTS and INSURER CONVENTION
          -----------------------------------------------------------------
STATEMENTS.  PURCHASER has received from SELLER copies of the SELLER
----------
FINANCIAL STATEMENTS and the INSURER CONVENTION STATEMENTS.

          Section 4.09.  Disclosure.  PURCHASER is a sophisticated investor
          -------------------------
and has had full opportunity to make such investigation of each of SELLER and the SUBSIDIARIES as PURCHASER has deemed necessary or desirable in order to make an informed decision regarding the transactions contemplated hereby. The only representations and warranties that ANTHEM and/or SELLER, or any party acting as agent or otherwise on behalf of ANTHEM and/or SELLER, has made with respect to any of the SUBSIDIARIES, their properties, assets, business or otherwise in connection with the transactions contemplated hereby, are those contained in this AGREEMENT, including the Schedules hereto.

          Section 4.10.  Financing.  PURCHASER will have available to it the
          ------------------------
funds required immediately to pay the PURCHASE PRICE at the CLOSING and to consummate the transactions to be undertaken by it as contemplated hereby.

          Section 4.11.  Articles, By-Laws, etc.  PURCHASER has received from
          --------------------------------------
SELLER copies of the certificate or articles of incorporation, by-laws and regulations (or comparable documents) of each of the SUBSIDIARIES.

                                   ARTICLE 5
                              Covenants of SELLER
                              -------------------

          Section 5.01.  Conduct of Business.  Except as otherwise permitted
          ----------------------------------
or required by this AGREEMENT, during the period from the date hereof to the later of the CLOSING DATE or the later date specified herein:

          (1) ANTHEM and SELLER will use reasonable efforts to cause each of the SUBSIDIARIES to conduct its operations according to the ordinary and usual course of business and consistent with past practice; and

          (2) without limiting the generality of any of the provisions of the foregoing paragraph (1), ANTHEM and SELLER shall not cause, permit or suffer any of the SUBSIDIARIES to:

     (i) create, authorize, issue, sell or deliver any of its capital stock (whether authorized and unissued or held in treasury), bonds or other of its securities or any instrument convertible into any of them, or grant or otherwise issue any options, warrants or other rights with respect thereto, or split up, combine or reclassify any of its outstanding stock or enter into any contract or commitment to do any of the foregoing;

     (ii) other than in the ordinary course of business consistent with past practice, incur, assume, guarantee or otherwise become liable with respect to any indebtedness for money borrowed, or make any payment with respect to any obligation for money borrowed before such payment is due except as may be necessary, due to possible transmittal delays, to assure that payment will be timely made;

     (iii) amend its articles or certificate of incorporation, by-laws or regulations (or other comparable document) or take any action with respect to any such amendment;

     (iv) make any capital expenditures, capital additions or capital improvements other than those necessary to conduct business in the ordinary course;

     (v)      enter into any collective bargaining agreement;

     (vi) merge or consolidate with any other corporation or entity or acquire or agree to acquire any stock or substantially all of the assets of any other PERSON, firm, association, corporation or other entity;

     (vii)  [DELETED];

     (viii) declare or pay any dividends, or declare or make any other distributions of any kind to its shareholders, or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock, except (i) dividends or distributions made to enable SELLER to meet payments due in respect of those certain 6 3/4 percent Senior Guaranteed Notes due 2003 issued by SELLER (THE "NOTES") and (ii) dividends or other distributions that, in the reasonable determination of any of the SUBSIDIARIES, would not reduce the NET WORTH to be shown on the CLOSING BALANCE SHEET below that shown on the SELLER FINANCIAL STATEMENTS;

     (ix) except as required by law, generally accepted accounting principles, or STATUTORY ACCOUNTING PRINCIPLES, or as otherwise disclosed to PURCHASER, make any change in its accounting methods or practices including, without limitation, any change with respect to establishment of reserves for unearned premiums, losses (including losses incurred but not reported) and loss adjustment expenses, or make any change in depreciation or amortization policies or rates adopted by it;

     (x) enter into any lease (as lessor or lessee) under which any of the SUBSIDIARIES would be obligated to make or would receive payments in any one year of one hundred thousand dollars ($100,000) or more; sell, abandon, or make any other disposition of any of its assets or properties having a fair market value of one hundred thousand dollars ($100,000) or more, excluding investment assets; grant or suffer any material lien on any of its assets other than liens excepted in Section 3.11; amend any contract required to be listed on Schedule 3.16; or enter into any other material contract (as defined in Section 3.16);

     (xi) terminate or fail to renew, any contract relating to the assets, liabilities, business, operations, financial condition, or results of operations of the SUBSIDIARIES, except where such termination or failure to renew would not have a MATERIAL ADVERSE EFFECT on the SUBSIDIARIES;

     (xii) sell, assign, or transfer any of the assets (including any portion of the investment portfolio) of any of the SUBSIDIARIES which individually or in the aggregate would have a MATERIAL ADVERSE EFFECT on the SUBSIDIARIES;

     (xiii) make any loan or advance to ANTHEM, SELLER or any directors, officers or employees, consultants, agents or other representatives of any of ANTHEM, SELLER, and the SUBSIDIARIES, or make any other loan or advance otherwise than in the ordinary course of business;

     (xiv) enter into any employment agreements with, increase the rate of compensation of, or pay or agree to pay any bonus to any of its directors, officers or employees (provided however, that any of the SUBSIDIARIES may grant reasonable annual merit increases to some or all of its employees in the ordinary course of its business);

     (xv) implement any new employee benefit plan or arrangement or modify or amend any arrangement now in effect; or

     (xvi) make any material change in the nature of its business or operations;

provided, however, that nothing contained in this Section 5.01 shall be construed to prevent (i) SELLER from transferring all or substantially all of its assets (other than the SHARES) and liabilities (other than the NOTES) to one or more of the SUBSIDIARIES or (ii) one or more of the SUBSIDIARIES from purchasing title insurance insuring title to one or more parcels of the OWNED REAL PROPERTY.

          Section 5.02.  Litigation. SELLER shall notify PURCHASER promptly
          -------------------------
of any actions or proceedings that, to SELLER'S KNOWLEDGE, have been threatened, or commenced against any of the SUBSIDIARIES, any officer, director or employee (in his or her capacity as such) or any properties or assets of any of them, that, if pending or threatened on the date hereof, would be required to be disclosed on Schedule 3.10 hereto.

          Section 5.03.  Additional Financial Information.  As soon as
          -----------------------------------------------
reasonably practicable after they become available, SELLER shall furnish to PURCHASER the QUARTERLY CONVENTION STATEMENTS of each of the INSURERS for all interim quarterly periods ended after December 31, 1996 and at least sixty (60) days prior to the CLOSING DATE. Said QUARTERLY CONVENTION STATEMENTS will present the financial position and results of operations of each of the INSURERS at such dates and for such periods (subject to year-end adjustments consisting only of normal recurring accruals) in accordance with STATUTORY ACCOUNTING PRINCIPLES applied on a consistent basis or as expressly set forth in such QUARTERLY CONVENTION STATEMENTS or as required in a rule or regulation of an insurance regulatory authority), and the schedules thereto, when considered in relation to the statutory financial statements included therein, will present fairly in all material respects the information contained therein.

          Section 5.04.  Disposition of AFFILIATE Relationships.    All
          -----------------------------------------------------
service agreements and management agreements between each of the SUBSIDIARIES on the one hand and ANTHEM and/or SELLER on the other hand shall be terminated effective upon consummation of the CLOSING and all inter-AFFILIATE balances (except balances among any of the SUBSIDIARIES) shall be terminated by payment on or before consummation of the CLOSING.

          Section 5.05.  Notifications by SELLER.  SELLER shall promptly
          --------------------------------------
notify PURCHASER in writing of any (i) material violation or breach of, or default under, this AGREEMENT by ANTHEM and/or SELLER, (ii) material inaccuracy or misrepresentation made by ANTHEM and/or SELLER in this AGREEMENT, and/or
(iii) any condition to be satisfied by SELLER hereunder that cannot reasonably be expected to be satisfied of which SELLER acquires KNOWLEDGE prior to the CLOSING DATE. No notification made by SELLER pursuant to this Section 5.05 shall be deemed to cure any breach of a representation or warranty made in this AGREEMENT, nor shall any such notification be deemed to constitute or give rise to a waiver (full or partial) of any condition precedent to PURCHASER'S obligations under this AGREEMENT or otherwise affect any right of PURCHASER to pursue breach of warranty or misrepresentation claims against ANTHEM and/or SELLER.

          Section 5.06.  REQUIRED APPROVALS; Consents.
          -------------------------------------------

          (1) ANTHEM and/or SELLER shall (i) take all reasonable steps necessary or appropriate to obtain, as promptly as possible, all REQUIRED APPROVALS required of it, (ii) cooperate reasonably, and shall cause each of the SUBSIDIARIES to cooperate reasonably, with PURCHASER in obtaining all REQUIRED APPROVALS required of PURCHASER, and (iii) provide such information and communications to governmental and regulatory authorities as they or PURCHASER reasonably request in connection with obtaining any REQUIRED APPROVAL.

          (2) Each of ANTHEM, SELLER, and the SUBSIDIARIES shall use reasonable efforts to obtain each consent, waiver, and/or approval required under each material contract to which it is a party in order that neither the execution and delivery of this AGREEMENT by ANTHEM and SELLER, nor their consummation of the transactions to be undertaken by them as contemplated thereby, constitutes a breach or default, or gives rise to any right of termination, cancellation or acceleration, of any such material contract.

          Section 5.07.  Hart-Scott-Rodino Filings.  Each of ANTHEM and
          ----------------------------------------
SELLER shall (i) promptly make the filings required of it under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules of the Federal Trade Commission thereunder (collectively, the "HSR ACT"), (ii) comply at the earliest practicable date with any request for additional information received by it from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR ACT, (iii) use all reasonable efforts to assist PURCHASER in making filings required of PURCHASER under the HSR ACT, and (iv) request early termination of the applicable waiting period under the HSR ACT.

          Section 5.08.  Non-Solicitation.  Without PURCHASER'S consent,
          -------------------------------
ANTHEM and SELLER agree not to solicit any PERSON who is a senior management employee of any of the SUBSIDIARIES on the date hereof to leave such employment during the period of four (4) years commencing on the CLOSING DATE; provided, however, that the foregoing restriction shall not apply to any such employee who is also an employee of SELLER on the date hereof and to whom comparable employment is not offered or continued by any of the SUBSIDIARIES during such four-year period.

          Section 5.09.  ACQUISITION PROPOSALS.  Except as contemplated by
          ------------------------------------
this AGREEMENT, none of ANTHEM, SELLER, and the SUBSIDIARIES, nor any officer, director, affiliate, employee, representative or agent of any of them, shall directly or indirectly solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any agreement with, any PERSON or group of PERSONS concerning an acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets (other than in the ordinary course of business) of any of the SUBSIDIARIES or of all or any part of the SHARES or of all or any part of the shares of SELLER now or hereafter authorized, issued or outstanding (each, an "ACQUISITION PROPOSAL"), or assist or participate in, facilitate or encourage any effort or attempt by any other PERSON to do or seek to do any of the foregoing. SELLER shall promptly communicate to PURCHASER the terms of any ACQUISITION PROPOSAL that it or any such other PERSON may receive.

          Section 5.10.  Instruments.  Any monies, checks, drafts, money
          --------------------------
orders, postal notes and other instruments received after consummation of the CLOSING by ANTHEM or SELLER in payment of any amounts due to any of the SUBSIDIARIES shall forthwith after such receipt be transferred and delivered to PURCHASER, as agent for the SUBSIDIARIES, by ANTHEM or SELLER, and each such instrument made payable to ANTHEM or SELLER when so delivered shall bear all endorsements required to effectuate the transfer thereof to any of the SUBSIDIARIES, as appropriate.

          Section 5.11.  Transfer of Certain Assets by Seller.  On or prior to
          ----------------------------------------------------
the Closing, in consideration of the payment by the Subsidiaries to the Seller of an amount equal to the sum of Seller's pension reserves and Seller's FAS 106 liability less the amount of Seller's deferred tax assets associated with such liabilities, all as of the date of such transfer, Seller shall sell, transfer and convey unto the Subsidiaries and cause the Subsidiaries to acquire from Seller all of Seller's right, title and interest in and to the assets set forth on Schedule 5.11 hereto, free and clear of all claims, liens, security interests, pledges, hypothecations, restrictions or other encumbrances, and the Subsidiaries shall assume all of the unsatisfied liabilities of Seller set forth in Schedule 5.11 hereto.

          Section 5.12.  Use of Names.  ANTHEM specifically agrees that it
          ---------------------------
will not, either directly or indirectly, use or permit any of its AFFILIATES to use the names "Shelby,"

"Affirmative," "Insura" or any name which is confusingly similar thereto in connection with its business or the insurance business generally after the consummation of the CLOSING.

          Section 5.13.  [Deleted].
          ------------------------

          Section 5.14.  Pre-Closing Maintenance of Insurance and Reinsurance
          -------------------------------------------------------------------
 . From the date hereof through the CLOSING DATE, ANTHEM shall cause each of SELLER and the SUBSIDIARIES to maintain in force (including necessary renewals thereof) the insurance policies listed on Schedule 3.26 and the reinsurance treaties or agreements listed on Schedule 3.25, except to the extent that they may be replaced with materially equivalent policies or agreements appropriate to insure or reinsure the assets, properties and business of each of the SUBSIDIARIES to the same extent as currently insured or reinsured, as the case may be; provided, however, that ANTHEM shall cause each of SELLER and the SUBSIDIARIES to provide a copy or other confirmation of any such replacement policies or agreements to the PURCHASER on or prior to the CLOSING DATE.

          Section 5.15.  Continuation of Certain Insurance.  ANTHEM covenants
          ------------------------------------------------
and agrees to cause each of SELLER and the SUBSIDIARIES to complete and execute such applications as may be reasonably necessary for PURCHASER to arrange for the continuation or replacement of insurance at PURCHASER's expense for periods after the CLOSING DATE.

          Section 5.16.  Certain Investments.  Any cash flow of the
          ----------------------------------
SUBSIDIARIES which in the reasonably judgment of the senior management of any of the SUBSIDIARIES is available for investment prior to the CLOSING DATE, whether from sales of securities or otherwise, shall, to the extent reinvested, be used to purchase United States Treasury obligations which mature in thirty (30) days or less or in commercial paper with a rating of AA or better. Without the consent of PURCHASER, none of the SUBSIDIARIES will sell any investment security maturing in more than six (6) months after the proposed date of sale of the security.

          Section 5.17.  Preservation of Permits and Services. ANTHEM shall
          ---------------------------------------------------
cause each of the SUBSIDIARIES to use reasonable efforts (i) to preserve all of its PERMITS and the services of its present officers, employees, consultants and agents, except where the loss of its PERMIT or the services of its said personnel will not have a MATERIAL ADVERSE EFFECT, and (ii) to maintain its present suppliers and customers and preserve its goodwill.

          Section 5.18.  Confidential Nature of Information Obtained by the
          -----------------------------------------------------------------
ANTHEM and SELLER.  ANTHEM and SELLER shall keep confidential and shall not
-----------------
use in any manner any information or documents obtained from PURCHASER concerning its assets, liabilities, properties, business and operations, unless
(i) readily ascertainable from public or published information, or trade sources, (ii) already known or subsequently developed by ANTHEM or SELLER independently of the transactions contemplated by this AGREEMENT, or (iii) received from a third party not under any obligation to PURCHASER of which ANTHEM or SELLER has KNOWLEDGE to keep information confidential.


                                   ARTICLE 6
                             Covenants of PURCHASER
                             ----------------------

          Section 6.01.  REQUIRED APPROVALS.  PURCHASER shall take all steps
          ---------------------------------
necessary or appropriate to obtain, as promptly as possible, all REQUIRED APPROVALS required of it and shall (i) cooperate reasonably with each of ANTHEM, SELLER, and the SUBSIDIARIES in obtaining all REQUIRED APPROVALS required of any of them and (ii) provide such information and communications to governmental and regulatory authorities as they or SELLER reasonably request in connection with obtaining any REQUIRED APPROVALS required of any party hereto.

          Section 6.02.  Hart-Scott-Rodino Filings.  PURCHASER shall (i)
          ----------------------------------------
promptly make the filings required of it under the HSR ACT, (ii) comply at the earliest practicable date with any request for additional information received by it from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR ACT, (iii) use all reasonable efforts to assist each of ANTHEM and SELLER in making filings required of it under the HSR ACT, (iv) pay the filing fees required to be paid in connection with such filings under the HSR ACT, and (v) request early termination of the applicable waiting period under the HSR ACT.

          Section 6.03.  Use of Name and Logo.
          -----------------------------------

          (1) As soon as is practicable, but in no event later than ninety (90) days, after consummation of the CLOSING, PURCHASER shall cause ACIC to take all necessary corporate action and make all necessary regulatory applications to change its corporate name to a name that does not include the name "Anthem," or any word or expression similar thereto or derivative thereof, or begin with the letter "A," and shall diligently pursue the approval of such applications. After approval of each such name change, PURCHASER shall promptly deliver to

ANTHEM a copy of the amendment to the articles or certificate of incorporation of ACIC, certified by the Secretary of State of Ohio, reflecting such corporate name change.

          (2) PURCHASER will use its best efforts to cause each of the SUBSIDIARIES to cease using, as soon as is practicable following consummation of the CLOSING, any ANTHEM MARK in any written or other communication; and, in any event, PURCHASER will cause each of the SUBSIDIARIES to cease using, on or before the later of (i) the 270th day next following the consummation of the CLOSING, or (ii) the date on which all necessary regulatory approvals contemplated by paragraph (1) of this Section 6.03 have been obtained, any ANTHEM MARK and any written or other communication that contains any ANTHEM MARK.

          Section 6.04.  Indemnification.  PURCHASER agrees that all rights
          ------------------------------
to indemnification now existing in favor of any employee, agent, director or officer of any of the SUBSIDIARIES, as provided in the articles or certificate of incorporation, by-laws or regulations (or comparable document) of any of them, shall survive the CLOSING.

          Section 6.05.  Continued Access by SELLER.  At any time on or after
          -----------------------------------------
the CLOSING DATE and for a period of five (5) years thereafter or, in connection with the preparation, amendment or audit of one or more RETURNS of any of ANTHEM, SELLER, and the SUBSIDIARIES, until each relevant tax year is closed by applicable statutes of limitation, PURCHASER shall allow and enable each of ANTHEM and SELLER, during regular business hours upon reasonable notice to PURCHASER, through employees and representatives of ANTHEM or its AFFILIATE, to examine and make copies of documents in the possession or under the control of any of PURCHASER and the SUBSIDIARIES pertaining to business conducted by any of the SUBSIDIARIES prior to the consummation of the CLOSING, in order to facilitate the preparation, amendment or audit of (i) RETURNS of any of ANTHEM, SELLER, and the SUBSIDIARIES; (ii) interim consolidated financial statements therefor covering each fiscal quarter of each of ANTHEM and SELLER through the consummation of the CLOSING; (iii) CONVENTION STATEMENTs of each of the INSURERS; and (iv) QUARTERLY CONVENTION STATEMENTS of each of the INSURERS covering each fiscal quarter of each through the consummation of the CLOSING. Any information obtained pursuant to this Section 6.05 by SELLER shall be kept confidential except as may otherwise be necessary in connection with the actions described herein and/or as reflected or disclosed in said consolidated financial statements and/or said QUARTERLY CONVENTION STATEMENTS. All reasonable out-of-pocket costs and expenses incurred by PURCHASER in complying with this Section

6.05 shall be borne by ANTHEM, but such costs and expenses shall be limited to those reasonable amounts paid to outside parties that would not otherwise be paid but for the request of ANTHEM or SELLER.

          Section 6.06.  Conduct of Business.  From the date hereof through
          ----------------------------------
the consummation of the CLOSING, PURCHASER shall use reasonable efforts to conduct its affairs in such a manner that it will be able (i) to perform its obligations hereunder, (ii) to consummate the transactions to be undertaken by it as contemplated hereby, and (iii) to satisfy all conditions precedent to such performance and consummation to be satisfied by it hereunder.

          Section 6.07.  Notifications by PURCHASER.  PURCHASER shall
          -----------------------------------------
promptly notify ANTHEM and SELLER in writing of any (i) material violation or breach of, or default under, this AGREEMENT by PURCHASER, (ii) material inaccuracy or misrepresentation made by PURCHASER in this AGREEMENT, and/or
(iii) any condition to be satisfied by PURCHASER hereunder that cannot reasonably be expected to be satisfied of which PURCHASER acquires KNOWLEDGE prior to the CLOSING DATE. No notification made by PURCHASER pursuant to this
Section 6.07 shall be deemed to cure any breach of a representation or warranty made in this AGREEMENT, nor shall any such notification be deemed to constitute or give rise to a waiver (full or partial) of any condition precedent to any obligation of ANTHEM or SELLER under this AGREEMENT or otherwise affect any right of ANTHEM or SELLER to pursue breach of warranty or misrepresentation claims against PURCHASER.

          Section 6.08.  Non-Solicitation.  In the event of termination of
          -------------------------------
this AGREEMENT in accordance with its terms or upon a breach or violation of, or default under, this AGREEMENT by PURCHASER, for a period of four (4) years from the date hereof, PURCHASER agrees not to solicit, contract with or attempt to contract, directly or indirectly, with any PERSON who is an officer or employee of any of ANTHEM, SELLER, and the SUBSIDIARIES at the date hereof.

          Section 6.09.  Instruments.  If any monies, checks, drafts, money
          --------------------------
orders, postal notes and other instruments are received after the CLOSING by any of PURCHASER and the SUBSIDIARIES in payment of any amounts due to ANTHEM or SELLER, PURCHASER shall, forthwith after such receipt, cause the same (i) to be transferred and delivered to ANTHEM, and (ii) when so delivered, to bear all endorsements required to effectuate the transfer thereof to ANTHEM.

                                   ARTICLE 7
                    Joint Covenants of SELLER and PURCHASER
                    ---------------------------------------

          Section 7.01.  Corporate Examinations and Investigations.
          --------------------------------------------------------

          (1) PURCHASER shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, properties, business and operations of each of the SUBSIDIARIES, and such examination of its books, records and financial condition, as PURCHASER elects. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as not to interfere with the smooth operation of any of ANTHEM, SELLER, and the SUBSIDIARIES, each of which ANTHEM shall cause to cooperate fully therein. In order that PURCHASER might have full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of each of the SUBSIDIARIES, ANTHEM shall cause each of the SUBSIDIARIES to furnish the representatives of PURCHASER with access to all such information and documents concerning its affairs as such representatives may reasonably request and shall cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination. PURCHASER shall promptly notify SELLER of any event, condition or circumstance discovered during its investigation of any of the SUBSIDIARIES that could constitute a breach or default under this AGREEMENT by ANTHEM or SELLER. No notification made by PURCHASER pursuant to this Section 7.01 shall be deemed to cure any breach of a representation or warranty made in this AGREEMENT, nor shall any such notification be deemed to constitute to give rise to a waiver (full or partial) of any condition precedent to PURCHASER's obligations under this AGREEMENT or otherwise affect any right of PURCHASER to pursue breach of warranty or misrepresentation claims against ANTHEM or SELLER.

          (2) PURCHASER shall, and shall cause each of its directors, officers, employees, agents and representatives (collectively, "PURCHASER'S REPRESENTATIVES") to, use all information relating to any of ANTHEM, SELLER, and the SUBSIDIARIES acquired by any of them pursuant to the provisions of this AGREEMENT or in the course of negotiations with ANTHEM or SELLER or examination of any of the SELLER and the SUBSIDIARIES only in connection with the transactions contemplated hereby and shall cause all information obtained by any of them pursuant to this AGREEMENT and such negotiations and examinations, to the extent not publicly available, to be kept confidential. In the event of termination of this AGREEMENT, PURCHASER will cause to be delivered to SELLER the original and all copies of all documents, work papers and other material obtained by any of PURCHASER and PURCHASER'S REPRESENTATIVES from any of ANTHEM,

SELLER, and the SUBSIDIARIES, without retaining (or permitting or suffering retention by any of PURCHASER'S REPRESENTATIVES of) copies thereof, whether so obtained before or after the date hereof, and PURCHASER shall not, and shall not permit or suffer PURCHASER'S REPRESENTATIVES to, use or disclose, directly or indirectly, any information relating to any of ANTHEM, SELLER, and the SUBSIDIARIES acquired by any of them pursuant to the provisions of this AGREEMENT or in the course of negotiations with ANTHEM or SELLER or examination of any of the SUBSIDIARIES, and will cause all such information to be kept confidential. All information relating to any of ANTHEM, SELLER, and the SUBSIDIARIES acquired by PURCHASER and/or PURCHASER'S REPRESENTATIVES pursuant to the provisions of this AGREEMENT or in the course of negotiations with or examination of any of ANTHEM, SELLER, and the SUBSIDIARIES shall be deemed to be confidential information under and shall be subject the terms and provisions of that certain letter agreement made as of January 15, 1997 between PURCHASER and Credit Suisse First Boston on behalf of ANTHEM (the "CONFIDENTIALITY AGREEMENT").

          Section 7.02.  Expenses.  Except as otherwise expressly provided
          -----------------------
herein, each party to this AGREEMENT shall bear its own expenses incurred in connection with the preparation, execution and performance of this AGREEMENT and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, legal counsel, actuaries and accountants, whether or not the transactions contemplated by this AGREEMENT shall be consummated.

          Section 7.03.  Further Assurances.  Each of the parties to this
          ---------------------------------
AGREEMENT shall execute such documents and other papers and take such further actions as may reasonably be required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

          Section 7.04.  Public Announcements.  Except as may be required by
          -----------------------------------
law, no party to this AGREEMENT shall make, encourage or permit disclosure of any kind or form in respect of this AGREEMENT or the transactions contemplated hereby unless ANTHEM and PURCHASER mutually agree in advance on the form, timing and contents of any such disclosure, whether to the financial community, a governmental agency, the public generally or otherwise.

          Section 7.05.  Certain Benefit Programs.  ANTHEM and PURCHASER
          ---------------------------------------
agree that, effective upon consummation of the CLOSING:

          (1) Except to the extent required pursuant to the applicable provisions of the PLANS, the CODE and ERISA, participation in the PLANS by the employees and former employees (and eligible dependents of such employees and former employees) of each of the SUBSIDIARIES shall terminate.

          (2) PURCHASER shall cause each employee of each of the SUBSIDIARIES (excluding any former employees) to be provided with employee benefits under benefit plans which are similar to the benefits provided to employees of the PURCHASER generally, such benefits to be determined in accordance with all applicable laws in effect in the respective jurisdictions and subject to the terms and conditions of the various plans as may be in effect from time to time.

          (3) ANTHEM shall assume all liabilities under any deferred compensation program, bonus program and retiree health program which have accrued as of the CLOSING DATE with respect to each employee or former employee of each of the SUBSIDIARIES.

          Section 7.06  Managed Care Workers' Compensation Business   '.  Each
          --------------------------------------------------------------------
of PURCHASER and SELLER shall negotiate with the other in good faith, and shall
------------
otherwise use all reasonable efforts to enter into, one or more agreements in form and substance reasonably acceptable to each of them and pursuant to which
(i) PURCHASER shall permit ANTHEM and/or its AFFILIATE to continue to write managed care workers' compensation business through one or more of the SUBSIDIARIES for a period of two (2) years next following the consummation of the CLOSING, (ii) ANTHEM shall maintain full responsibility for all aspects of such business, both financial and operational, including the payment of all CLAIMS, losses and loss adjustment expenses, with the result that PURCHASER shall have no responsibility, liability or obligation for such business, (iii) ANTHEM shall indemnify PURCHASER and hold it harmless from and against any and all costs and expenses relating in any way to such business, and (iv) ANTHEM shall have the irrevocable right, power and authority to cause one or more of the SUBSIDIARIES to sell, by reinsurance or otherwise, all or any part of such business and to cause the proceeds to such sale to be paid to and retained by ANTHEM and/or its AFFILIATE, all at ANTHEM'S expense.

          Section 7.07.  Certain Insurance.  Following consummation of the
          --------------------------------
CLOSING, ANTHEM may elect to purchase insurance to insure its indemnification risk arising under Section 10.01(i) and, in such event, PURCHASER shall, and shall cause each of the SUBSIDIARIES to, (i) afford to ANTHEM reasonable access, during regular business hours and upon reasonable notice, to its books and records and the cooperation of its employees, and (ii) allow ANTHEM to examine and make copies of documents in its possession or under its control, all as reasonably necessary in order to facilitate the purchase of such insurance by ANTHEM.

          Section 7.08.  Further Assurances.  Following the consummation of the
          ---------------------------------------------------------------------
CLOSING, each of the parties hereto shall execute such documents and other
-------
papers, and shall take such further actions, as may be reasonably requested by the other of them to assure and/or confirm that (i) all of the assets identified in Schedule 5.11 have been transferred to and acquired by one or more of the SUBSIDIARIES and (ii) all of the liabilities identified in Schedule 5.11 have been assumed by one or more of the SUBSIDIARIES.

                                   ARTICLE 8
                        Conditions Precedent to CLOSING
                        -------------------------------

          Section 8.01.  Conditions to Obligations of All Parties.  The
          -------------------------------------------------------
respective obligations of the parties to this AGREEMENT to consummate the transactions contemplated hereby are subject to the satisfaction, at or prior to the CLOSING, of each of the following conditions precedent:

          (1) No Injunction, etc. No party to this AGREEMENT shall be
              -------------------
subject to any order, decree or injunction of a court of competent jurisdiction that prevents or delays consummation of any of the transactions contemplated by this AGREEMENT. No request for voluntary postponement of the CLOSING shall have been received by any party to this AGREEMENT from any federal, state or local governmental agency or department, nor shall any action, suit or proceeding seeking to enjoin or restrain the CLOSING have been instituted or threatened by any federal, state or local governmental agency or department. No court or governmental or regulatory authority shall have taken any action prohibiting or making illegal on the CLOSING DATE the transactions contemplated by this AGREEMENT.

          (2) HSR ACT Satisfied.  The applicable provisions of the HSR ACT
              -----------------
shall have been fully satisfied and any and all applicable waiting periods thereunder shall have expired or otherwise terminated.

          (3) REQUIRED APPROVALS.  All REQUIRED APPROVALS shall have been
              ------------------
obtained and be in full force and effect, without conditions or limitations that unreasonably restrict the ability of the parties hereto to perform this AGREEMENT, and PURCHASER and SELLER shall have been furnished with appropriate evidence, reasonably satisfactory to them and their respective counsel, of the granting of such consents and approvals.

          (4)  Managed Care Workers' Compensation Business.  PURCHASER and
               --------------------------------------------  -------------
SELLER shall have effected each of the agreements contemplated by Section 7.06.

          Section 8.02.  Additional Conditions to Obligations of PURCHASER.
          ----------------------------------------------------------------
The obligations of PURCHASER to consummate the transactions contemplated by this AGREEMENT are subject to the satisfaction, at or prior to the CLOSING, of each of the following conditions precedent, any one or more of which may be waived by
PURCHASER:

          (1) Performance.   Each of ANTHEM and SELLER shall, in all material
              -----------
respects, have complied with, performed and satisfied the covenants and conditions required by this AGREEMENT to be complied with, performed and satisfied by it at or prior to the CLOSING.

          (2) ANTHEM'S AND SELLER'S Warranties True.  The representations and
              -------------------------------------
warranties of ANTHEM and SELLER set forth in this AGREEMENT shall be true and correct on and as of the CLOSING DATE, except for such inaccuracies or deficiencies that would not have a MATERIAL ADVERSE EFFECT.

          (3) Deliveries Tendered by ANTHEM and SELLER.  ANTHEM  and SELLER
              ----------------------------------------
shall have tendered the deliveries required of it pursuant to Section 2.04 and elsewhere herein.

          (4) Transfer Taxes.  SELLER shall have paid, or caused to be paid,
              --------------
all stock transfer and other taxes required to be paid in connection with the sale and delivery to the PURCHASER of the SHARES, and shall have caused all appropriate stock transfer tax stamps to be affixed to the certificate or certificates representing the SHARES so sold and delivered.

          Section 8.03.  Additional Conditions to the Obligations of ANTHEM or
          --------------------------------------------------------------------
SELLER.  The obligation of ANTHEM or SELLER to consummate the transactions
------
contemplated by this AGREEMENT is subject to the satisfaction, at or prior to the CLOSING, of each of the following conditions precedent, any one or more of which may be waived by ANTHEM:

          (1) Performance.  PURCHASER shall, in all material respects, have
              -----------
complied with, performed and satisfied the covenants and conditions required by this AGREEMENT to be complied with, performed and satisfied by it at or prior to the CLOSING.

          (2) PURCHASER'S Warranties True.  The representations  and
              ---------------------------
warranties of PURCHASER set forth in this AGREEMENT shall be true and correct on and as of the CLOSING DATE, except for such inaccuracies or deficiencies that would not have a MATERIAL ADVERSE EFFECT.

          (3) Deliveries Tendered by PURCHASER.  PURCHASER shall have tendered
              --------------------------------
the deliveries required of it pursuant to Section 2.05 and elsewhere herein.


                                   ARTICLE 9
                   Survival of Representations and Warranties
                   ------------------------------------------

          Section 9.01.  Survival.  The representations and warranties made
          -----------------------
by the respective parties to this AGREEMENT shall survive the CLOSING and shall expire on the second anniversary of the CLOSING DATE, except for (i) those of ANTHEM and SELLER contained in Sections 3.04, 3.11 and 3.12, which shall not expire, (ii) those of PURCHASER set forth in Sections 4.06 and 4.07, which shall not expire, and those of ANTHEM and SELLER set forth in Section 11.01, which shall expire upon the expiration of applicable statutes of limitation (giving effect to any waiver or extension thereof).

                                   ARTICLE 10
                                Indemnification
                                ---------------

          Section 10.01.  Indemnification by ANTHEM.  After consummation of
          -----------------------------------------
the CLOSING, subject to the provisions of Section 10.04, ANTHEM shall indemnify PURCHASER, and hold it harmless, from and against (i) any ADVERSE LOSS RESERVE DEVELOPMENT in excess of $10,000,000 and (ii) every CLAIM incurred by or asserted against any of PURCHASER and the SUBSIDIARIES that arises out of, or results from a condition that would constitute, any breach of or default under any warranty, agreement, covenant or other obligation of ANTHEM or SELLER under this AGREEMENT. Notwithstanding the provisions of Section 10.04, ANTHEM shall indemnify PURCHASER and hold it harmless against any and all CLAIMS made against PURCHASER arising out of the NOTES, which indemnification shall not be subject to any limitation.

          Section 10.02.  Indemnification by PURCHASER.  After consummation
          --------------------------------------------
of the CLOSING, subject to the provisions of Section 10.04, PURCHASER shall indemnify each of ANTHEM and SELLER, and hold it harmless, from and against every CLAIM incurred by or asserted against ANTHEM or SELLER that arises out of, or results from a condition that would constitute, any breach of or default under any warranty, agreement, covenant or other obligation of PURCHASER contained in this AGREEMENT.

          Section 10.03.  Third Party CLAIMS.  If any CLAIM for which
          ----------------------------------
INDEMNITEE would be entitled to indemnification under this AGREEMENT arises out of a claim or liability asserted against or sought to be collected from INDEMNITEE by a third party, INDEMNITEE shall promptly give to INDEMNITOR a CLAIM NOTICE in respect of such CLAIM. INDEMNITOR shall have thirty (30) BUSINESS DAYS following the giving of a CLAIM NOTICE to it to notify INDEMNITEE whether or not INDEMNITOR elects to defend INDEMNITEE in respect of such CLAIM; and:

          (1) if INDEMNITOR so elects to defend INDEMNITEE in respect of such CLAIM, INDEMNITOR shall either settle or, by appropriate proceedings, defend such claim; and INDEMNITEE shall cooperate as reasonably requested by INDEMNITOR in connection with such settlement or defense, to the extent not involving expense to INDEMNITEE. INDEMNITOR shall (i) have the right to control the defense or settlement of the CLAIM involved, (ii) pay all costs and expenses of such proceedings incurred by it, and (iii) pay the amount of any resulting settlement, judgment or award if it shall be determined that such CLAIM is subject to indemnification by INDEMNITOR under this AGREEMENT; provided, however, that INDEMNITOR shall effect no settlement of such CLAIM if such settlement would affect the liability of INDEMNITEE unless INDEMNITEE shall consent thereto in writing, which consent shall not be unreasonably delayed or withheld. If INDEMNITEE desires to participate in, without controlling, any such defense or settlement by INDEMNITOR, it may do so at INDEMNITEE's sole cost and expense.

          (2) if INDEMNITOR shall not so elect to defend INDEMNITEE in respect of such CLAIM, INDEMNITEE shall either settle or, by appropriate proceedings, defend such CLAIM, and INDEMNITOR shall cooperate as reasonably requested by INDEMNITEE in connection with such settlement or defense. INDEMNITEE shall (i) have the right to control the defense or settlement of the CLAIM involved and
(ii) be indemnified by INDEMNITOR for its reasonable costs and expenses of such defense, and for the amount of any resulting settlement, judgment or award, if it shall be determined that such CLAIM is subject to indemnification by INDEMNITOR under this AGREEMENT; provided, however, that INDEMNITEE shall effect no settlement of such CLAIM if such settlement would affect the liability of INDEMNITOR unless INDEMNITOR shall consent to such settlement in writing, which consent shall not be unreasonably delayed or withheld. If INDEMNITOR desires to participate in, without controlling, any such defense or settlement by INDEMNITEE, it may do so at its sole cost and expense.

          Section 10.04.  Limitations.  Anything contained in this Article 10
          ---------------------------
or elsewhere to the contrary notwithstanding, PURCHASER shall not be entitled to indemnification under Section 10.01 or otherwise in respect of this AGREEMENT:

          (1) for any CLAIM in respect of which PURCHASER shall not have given a CLAIM NOTICE to ANTHEM on or before the 548th day next following the CLOSING DATE, other than a CLAIM arising out of a breach or inaccuracy of any representation and warranty set forth in any of Sections 3.04, 3.11, 3.12, and 11.01;

          (2) in respect of any breach of representation, warranty or covenant of ANTHEM or SELLER hereunder (other than the breach of representations, warranties or covenants set forth in Sections 3.12 and 11.01 of this AGREEMENT, for which ANTHEM shall be completely liable) or any other act or omission of ANTHEM or SELLER not resulting in CLAIMS exceeding $2,000,000 in the aggregate. PURCHASER shall be entitled to indemnification hereunder for the full amount of all CLAIMS in excess of $2,000,000, subject to the limitation set forth in
Section 10.04(3) herein.

               (3) that exceeds the total, aggregate amount of $30,000,000.

          Section 10.05.  Closing Loss Reserve Reconciliation.  Any
          ---------------------------------------------------
deficiencies in the CLOSING LOSS RESERVES shall be calculated and paid as follows:

          (1) As soon as reasonably practicable after it becomes available, PURCHASER shall deliver to SELLER a statement setting forth the CLOSING LOSS RESERVES recalculated as of the end of the calendar quarter ending immediately prior to the second anniversary of the CLOSING DATE (the "ADJUSTED CLOSING LOSS RESERVES"). The ADJUSTED CLOSING LOSS RESERVES shall equal the sum of (i) all payments made subsequent to the consummation of the CLOSING for losses and loss adjustment expenses, net of all recoveries paid or payable to any of the INSURERS in respect thereof, with respect to all liabilities and obligations of the INSURERS as of the CLOSING DATE under any and all insurance and reinsurance contracts of any of the INSURERS and (ii) the amount of LOSS RESERVES, net of reinsurance recoverables (other than intercompany reinsurance), as determined as of the end of the most recently completed calendar quarter, necessary to make good and sufficient provision for the settlement of all liabilities and obligations of the INSURERS as of the CLOSING DATE under any and all insurance and reinsurance contracts of any of the INSURERS. PURCHASER shall engage the actuarial firm at the time engaged by or on behalf of AFFILIATES of PURCHASER that are property and casualty insurers, to certify their reserves, to perform an actuarial review and certification of the ADJUSTED CLOSING LOSS RESERVES, which review shall be conducted in accordance with generally accepted actuarial standards and principles applied on a basis consistent with those applied in establishing the CLOSING LOSS RESERVES. Such certification shall be delivered to SELLER along with PURCHASER'S statement of the ADJUSTED CLOSING LOSS RESERVES. The parties acknowledge and agree that it is their intent that, in determining any ADVERSE LOSS RESERVE DEVELOPMENT, the LOSS RESERVES reflected in each of the ADJUSTED CLOSING LOSS RESERVES and the CLOSING LOSS RESERVES shall be determined in accordance with the same actuarial standards and principles and otherwise on the same basis and shall be net of reinsurance recoverables (other than intercompany reinsurance), notwithstanding the fact that the LOSS RESERVES reflected in any financial statement referred to herein may be presented therein on a different basis.

          (2) After consummation of the CLOSING, PURCHASER shall cause each of the INSURERS to adjust, settle and pay all of its obligations and liabilities as of the CLOSING DATE under any and all of its insurance and reinsurance contracts pursuant to appropriate standards and principles that are (i) generally accepted in the property and casualty insurance industry and (ii) applied by each of the INSURERS consistently during all periods following the consummation of the CLOSING.

          (3) If SELLER disputes PURCHASER'S determination of the ADJUSTED CLOSING LOSS RESERVES, and if PURCHASER and SELLER are unable to resolve such dispute within forty-five (45) days after such redetermination, they shall jointly engage the INDEPENDENT ARBITER to determine such disputed item or items. The INDEPENDENT ARBITER shall be asked to render its determination as to the amount or treatment of the disputed item or items within ninety (90) days after being retained. SELLER and PURCHASER shall each pay one-half of the cost of hiring the INDEPENDENT ARBITER. The determination of the INDEPENDENT ARBITER shall be final and binding on both parties.

          (4) Within sixty (60) days following PURCHASER'S delivery to SELLER of its statement setting forth the ADJUSTED CLOSING LOSS RESERVES, or within thirty
(30) days following the INDEPENDENT ARBITER'S determination rendered under subsection (2) above, whichever is later, SELLER shall pay PURCHASER the amount, if any, by which the ADVERSE LOSS RESERVE DEVELOPMENT exceeds $10,000,000, subject to the limitations set forth in Section 10.04(3).

          (5) The indemnities set forth in this Section 10.05 shall be the sole remedy of PURCHASER with respect to LOSS RESERVES under this AGREEMENT.

                                   ARTICLE 11
                                  Tax Matters
                                  -----------

          Section 11.01.  Representations and Warranties.  Each of ANTHEM and
          ----------------------------------------------
SELLER represents and warrants to PURCHASER that, except as disclosed in reasonable detail in SELLER'S Disclosure Letter included as Schedule 3 or elsewhere herein, or except as previously disclosed to PURCHASER in writing, as of the date hereof:

          (1) ANTHEM is the "common parent" of an "affiliated group" of corporations (as those terms are used in Section 1504(a) of the CODE and the Treasury Regulations promulgated under Section 1502 of the CODE) that includes SELLER and the SUBSIDIARIES. ANTHEM, SELLER, and the SUBSIDIARIES are eligible to file consolidated federal income tax returns for all taxable periods ending on or before the date hereof for which the applicable statute of limitations for the assessment of a federal income tax against any of the SUBSIDIARIES has not lapsed.

          (2) Each of ANTHEM, SELLER, and the SUBSIDIARIES has timely filed with the appropriate taxing authorities all RETURNS (including, without limitation, information returns and other material information) required to be filed through the date hereof); the information set forth in said RETURNS is complete and accurate in all material respects; and except as specified in Schedule 11.01(2), none of ANTHEM, SELLER, and the SUBSIDIARIES has requested any extension of time within which to file any RETURNS.

          (3) All TAXES in respect of periods beginning before the date hereof have been paid, or an adequate reserve has been established therefor, and none of the SUBSIDIARIES has any liability for TAXES in excess of the amounts so paid and reserves so established.

          (4) Except as set forth in Schedule 11.01(4), no material deficiencies for TAXES have been claimed, proposed or assessed by any taxing or other governmental authority. Except as set forth in Schedule 11.01(4), there are no pending or, to SELLER'S KNOWLEDGE, threatened audits, investigations or claims for or relating to any material liability in respect of TAXES, and there are no matters under discussion with any governmental authorities with respect to TAXES that in the reasonable judgment of any of ANTHEM, SELLER, and the SUBSIDIARIES is likely to result in a material additional amount of TAXES. Audits of federal, state and local RETURNS by the relevant taxing authorities have been completed for each period identified in Schedule 11.01(4) and, except as set forth in such Schedule, none of ANTHEM, SELLER, the SUBSIDIARIES has been notified that any taxing authority intends to audit a RETURN for any other period. Except as set forth in Schedule 11.01(4), no extension of a statute of limitations relating to TAXES is in effect with respect to any of ANTHEM, SELLER, and the SUBSIDIARIES.

          (5) Each of the SUBSIDIARIES has withheld from its employees, customers, and other payees (and timely paid to the appropriate governmental authority) all amounts required by the tax withholding provisions of applicable federal, state, local, and foreign laws (including, without limitation, income, Social Security, and employment tax withholding for all types of compensation and withholding or payments to non-United States PERSONS) in respect of TAXES for all taxable periods through the date hereof.

          (6) Schedule 11.01(6) sets forth, for each taxable period beginning before the date hereof for which the applicable statute of limitations for the assessment of an income or franchise tax against any of the SUBSIDIARIES has not lapsed, (i) all jurisdictions in which any of the SUBSIDIARIES has filed an income or franchise tax return and (ii) all consolidated, combined, unitary and group income or franchise tax returns in which any of the SUBSIDIARIES has been included. To SELLER'S KNOWLEDGE, no other jurisdiction has claimed in writing that any of the and the SUBSIDIARIES is required to file an income or franchise tax return in such jurisdiction.

          (7) Except as provided on Schedule 11.01(7), no power of attorney has been granted to any PERSON with respect to any of the SUBSIDIARIES relating to any TAX for any taxable period.

          (8) Except for the tax sharing agreements identified in Schedule 11.01(8), there is no contract, agreement, or intercompany account system under which any of the SUBSIDIARIES has, or may at any time in the future have, an obligation to assume, share, or contribute to the payment of any portion of a TAX (or any amount calculated with reference to any portion of a TAX) determined on a consolidated, combined, unitary or group basis with respect to any group of corporations of which any of the SUBSIDIARIES is or was a member. One of said tax sharing agreements is dated February 24, 1992 and applies to the SUBSIDIARIES only in respect of the consolidated federal income tax (the "FEDERAL TAX SHARING AGREEMENT"), and one of said tax sharing agreements applies to the SUBSIDIARIES only in respect of the consolidated Indiana income tax (the "INDIANA TAX SHARING AGREEMENT").

          (9) Except as set forth in Schedule 11.01(9), neither the acquisition of the SUBSIDIARIES by PURCHASER nor any other transaction contemplated by this AGREEMENT will cause any payment to be made by or on behalf of any of the SUBSIDIARIES to be non-deductible, in whole or in part, for federal income tax purposes by reason of Section 280(G) of the CODE.

          (10) Neither ANTHEM nor SELLER is a "foreign person" as defined in
Section 1445(f)(3) of the CODE, and no TAX is required to be withheld pursuant to Section 1445 of the CODE as a result of any transactions contemplated by this AGREEMENT.

          (11) To SELLER'S KNOWLEDGE, except as set forth in Schedule 11.01(11), for federal income tax purposes, none of the SUBSIDIARIES is subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership.

          (12) No asset of any of the SUBSIDIARIES is property which is required to be treated as being owned by any other PERSON pursuant to the so-called "safe harbor lease" provisions of Section 168(f)(8) of the Internal Revenue CODE of 1954, as amended, and in effect before the enactment of the Tax Reform Act of 1986, nor is any such asset "tax exempt use property" within the meaning of
Section 168(h) of the CODE.

          (13) None of the SUBSIDIARIES has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the CODE (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the CODE (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by it.

          (14) None of the SUBSIDIARIES has made or will make a deemed dividend election under Treasury Regulations (S)1.1502-32(f)(2) or a consent dividend election under Section 565 of the CODE.

          (15) None of the SUBSIDIARIES has agreed to make, or is required to make, any adjustment under Section 481(a) of the CODE by reason of a change in accounting method or otherwise.

          (16) All material elections with respect to TAXES affecting any of the SUBSIDIARIES as of the date hereof are set forth in Schedule 11.01(16).

          Section 11.02.  ANTHEM Indemnity.  After consummation of the
          --------------------------------
CLOSING, subject to the provisions of Article Ten and without affecting the generality thereof, ANTHEM shall indemnify each of PURCHASER and the SUBSIDIARIES, and hold it harmless, from and against all TAXES (i) with respect to all taxable periods ending on or prior to the CLOSING DATE, (ii) with respect to any taxable period beginning before the CLOSING DATE and ending after the CLOSING DATE, but only with respect to the portion of such period up to and including the CLOSING DATE ("PRE-CLOSING PARTIAL PERIOD"), or (iii) payable as a result of a material breach of any representation or warranty set forth in
Section 11.01. Notwithstanding the foregoing and/or anything to the contrary elsewhere herein, ANTHEM shall not be required to indemnify any of PURCHASER and the SUBSIDIARIES for any TAX (x) to the extent of the reserves set forth on the CLOSING BALANCE SHEET, or (y) payable as a result of any events occurring on the CLOSING DATE, but after the consummation of the CLOSING, that are outside the ordinary course of business. ANTHEM shall be entitled to any net refunds of TAXES (including interest thereon) with respect to the periods described in clauses (i) and (ii) above, except to the extent such refund arises as a result of a carryback of a loss or other tax benefit from a period beginning after the CLOSING DATE.

          Section 11.03.  PURCHASER Indemnity.  After consummation of the
          -----------------------------------
CLOSING, subject to the provisions of Article Ten and without affecting the generality thereof, PURCHASER shall indemnify each of ANTHEM and SELLER, and hold it harmless, from and against all TAXES (i) with respect to all taxable periods beginning after the CLOSING DATE, (ii) with respect to any taxable period beginning before the CLOSING DATE and ending after the CLOSING DATE, but only with respect to the portion of such period beginning the day after the CLOSING DATE ("POST-CLOSING PARTIAL PERIOD"), or (iii) payable as a result of any events occurring on the CLOSING DATE, but after consummation of the CLOSING, which are outside the ordinary course of business. PURCHASER shall be entitled to all refunds of TAXES with respect to the periods described in clauses (i) and
(ii) above.

          Section 11.04.  Effect of Carryovers and Carrybacks .  For purposes of
          ---------------------------------------------------
this Article 11, TAX or TAXES shall include the amount of TAXES that would have been paid but for the application of any credit or net operating or capital loss deduction attributable to periods beginning after the CLOSING DATE, or to any

POST-CLOSING PARTIAL PERIOD, but shall not include amounts that would have been paid but for the application of any credit or net operating or capital loss deduction attributable to periods beginning on or prior to the CLOSING DATE or to any PRE-CLOSING PARTIAL PERIOD.

          Section 11.05.  Payment for Tax Benefits Realized in Connection with
          --------------------------------------------------------------------
Indemnity by ANTHEM or SELLER.  If either ANTHEM or SELLER is required to
-----------------------------
make an additional payment (either directly to a governmental authority as a TAX or to PURCHASER as an indemnity payment under Section 11.02) and, in connection with such payment, any of PURCHASER and the SUBSIDIARIES obtains a deduction or credit, PURCHASER shall pay to ANTHEM an amount equal to the actual tax savings produced by such deduction or credit. The amount of any such tax savings for any period shall be the amount of the reduction in TAXES reflected on any consolidated federal income tax return or any foreign, state or local RETURN (net of any resulting increases in TAXES reflected on any other such RETURN) for such period as compared to the TAXES that would have been reflected on such RETURN in the absence of such deduction or credit. Any deduction or credit not resulting in an actual tax savings for the taxable period for which it relates or for any earlier period shall be carried forward to succeeding taxable years until used to the extent permitted by law. All payments pursuant to this
Section 11.05 shall be made within 30 days after the filing of the applicable RETURN for the period in which such deduction or credit results in a reduction in the TAXES paid by the entity receiving such deduction or credit. If PURCHASER makes a payment pursuant to this Section 11.05 and it is later determined that PURCHASER did not receive the actual tax savings (or portion thereof) relating to such payment (including non-receipt of such tax benefit as a result of the absorption of other losses or tax benefits incurred by any of PURCHASER and the SUBSIDIARIES), ANTHEM shall promptly refund such payment (or such allocable portion thereof) with interest (at the prevailing prime rate) to PURCHASER.

          Section 11.06.  Allocation Between Partial Periods.  Any TAXES for
          --------------------------------------------------
a period including a PRE-CLOSING PARTIAL PERIOD and a POST-CLOSING PARTIAL PERIOD shall be apportioned between such PRE-CLOSING PARTIAL PERIOD and such POST-CLOSING PARTIAL PERIOD based, in the case of real and personal property taxes, on a per diem basis and, in the case of other TAXES, on the actual activities, taxable income or taxable loss of each of the SUBSIDIARIES during such PRE-CLOSING PARTIAL PERIOD and such POST-CLOSING PARTIAL PERIOD.

          Section 11.07.  Filing of RETURNS.  ANTHEM shall include the
          ---------------------------------
SUBSIDIARIES in the consolidated federal income tax return and in any consolidated, combined, or unitary state, local or foreign RETURN filed by ANTHEM and/or SELLER for the period ending on or prior to the CLOSING DATE. ANTHEM, with the assistance and cooperation of employees of the SUBSIDIARIES, shall prepare books and working papers (including a closing of the books) which will clearly demonstrate the income and activities of each of the SUBSIDIARIES for the period ending on the CLOSING DATE and any PRE-CLOSING PARTIAL PERIOD. PURCHASER shall include each of the SUBSIDIARIES in the consolidated federal income tax return and in any consolidated, combined, or unitary state, local or foreign tax return filed by PURCHASER for periods beginning after the CLOSING DATE. An election under Treasury Regulations (S)1.1502-76(b)(5) (relating to the 30-day election rules) shall not be made by any of the SUBSIDIARIES.

          Section 11.08.  Post-Closing Audits and Other Proceedings.  ANTHEM
          ---------------------------------------------------------
and PURCHASER agree to give prompt notice to the other of each proposed adjustment to any TAX for periods ending on or prior to the CLOSING DATE or any other PRE-CLOSING PARTIAL PERIOD. ANTHEM and PURCHASER shall cooperate with each other in the conduct of any audit or other proceedings involving any of the SUBSIDIARIES for such periods and each may participate therein at its own expense, provided that ANTHEM shall have the right to control the conduct of any such audit or proceeding for which ANTHEM agrees that any resulting TAX is covered by the indemnity provided in Section 11.02 of this AGREEMENT. Notwithstanding the foregoing, ANTHEM may not settle or otherwise resolve any such claim, suit or proceeding without the consent of PURCHASER, which consent shall not be unreasonably withheld or delayed.

          Section 11.09.  Cooperation.  Without limiting the generality of
          ---------------------------
Section 6.05, ANTHEM and PURCHASER shall furnish or cause to be furnished to the other, as promptly as practicable following request therefor, such information and assistance (including access to books, records and employees) relating to the SUBSIDIARIES as is reasonably necessary for the preparation of any RETURN, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed TAX adjustment. Furthermore, ANTHEM will cooperate with PURCHASER in persuading the District Director of the Internal Revenue Service to exercise his authority to limit the liability of the SUBSIDIARIES under Treasury Regulations (S)1.1502-6 for TAXES of the affiliated group of which ANTHEM is the common parent.

          Section 11.10.  Termination of Existing Tax Sharing AGREEMENTS.
          --------------------------------------------------------------
The FEDERAL TAX SHARING AGREEMENT and the INDIANA TAX SHARING AGREEMENT and any similar arrangements with respect to or involving the SUBSIDIARIES shall be terminated prior to the consummation of the CLOSING, and following such termination, none of the SUBSIDIARIES shall be bound thereby or have any liability thereunder for amounts due in respect of periods prior to such termination.

          Section 11.11.  Section 338(h)(10) Election.
          -------------------------------------------

          (1) ANTHEM, SELLER and PURCHASER shall, at PURCHASER'S request, join in making the elections provided for in Section 338(g) and Section 338(h)(10) of the CODE and the Treasury regulations promulgated under Section 338 of the CODE (the "Section 338 Regulations") (collectively, the "338 Elections") with respect to the purchase of the SHARES. The parties shall make such other similar elections as may be necessary to achieve substantially the same results to the parties for state and local income or franchise tax purposes as the 338 Elections achieve for federal income tax purposes. For purposes of this AGREEMENT, the term "338 Elections" shall include any such state or local tax elections.

          (2) PURCHASER must exercise its request to make the 338 Elections within thirty (30) days after the later of (i) the date of delivery of the CLOSING BALANCE SHEET by the AUDITORS to PURCHASER and (ii) the date of delivery by SELLER and/or ANTHEM to PURCHASER of the statement to be made by PURCHASER pursuant to Section 11.11(6). If the request is not made by PURCHASER within this time frame, ANTHEM and SELLER shall not be obligated to make the 338 Elections.

          (3) Within ninety (90) days after the CLOSING DATE, PURCHASER shall provide to SELLER a schedule of the fair market values of all the material assets of SELLER and the SUBSIDIARIES as of the CLOSING DATE. PURCHASER shall bear the cost of any appraisal of such assets. The parties will negotiate in good faith and use their reasonable efforts to agree on the fair market value of all material assets of SELLER and the SUBSIDIARIES. To the extent that the parties agree on such values, then each party shall apply such values in all applicable filings related to the 338 Elections and in all relevant tax returns. Whether or not the parties agree to any such values, SELLER and PURCHASER shall each notify the other in writing as soon as reasonably practicable of any audit adjustment or proposed audit adjustment by any taxing authority that affects the "adjusted grossed up bases" and "modified deemed sales price" of such assets (as those terms are defined in the Section 338 Regulations).

          (4) If the 338 Elections are made, ANTHEM, SELLER and PURCHASER will comply fully with all filing and other requirements necessary to effectuate the 338 Elections on a timely basis and agree to cooperate in good faith with each other in the preparation and timely filing of any tax returns required to be filed in connection with the making of the 338 Elections, including the exchange of information and the joint preparation and filing of Form 8023 and related schedules.

          (5) All items of income, deduction, gain or loss recognized as a result of, and in accordance with, the 338 Elections shall be included in the consolidated federal income tax return that includes SELLER for its taxable period that includes the CLOSING DATE. Any income, deduction, gain or loss recognized as a result of, and in accordance with, the making of the 338 ELECTIONS under any state or local statute or regulation similar to Section 338(h)(10) of the Code shall be included in the consolidated, combined, or unitary state or local income or franchise tax return that includes SELLER. All taxes resulting from the 338 Elections, whether determined on a consolidated, combined, unitary, or separate company basis, shall be paid by ANTHEM or SELLER.

          (6) Notwithstanding anything in this AGREEMENT to the contrary, PURCHASER shall be solely responsible for and pay to SELLER and/or ANTHEM (or reimburse to SELLER and/or ANTHEM if SELLER and/or ANTHEM is legally obligated to pay) any taxes or increased taxes resulting from or arising out of, directly or indirectly, any election or deemed election pursuant to Section 338 of the CODE made with respect to the purchase by PURCHASER of the SHARES and/or any payment made by Purchaser pursuant to this Section 11.11(6). Within thirty (30) days after receipt from PURCHASER of the schedule of fair market values contemplated by Section 11.11(3), ANTHEM or SELLER shall deliver to PURCHASER a statement of the payment to be made by PURCHASER pursuant to this Section 11.11(6) in the event that the 338 Elections are made, together with appropriate workpapers, or a statement that no such payment is required. If PURCHASER and ANTHEM disagree as to the amount set forth in such statement, and if such disagreement cannot be resolved between ANTHEM and PURCHASER within ten (10) BUSINESS DAYS after delivery of such statement to PURCHASER, the matter shall be referred to the INDEPENDENT ARBITER for resolution, the statement that is the subject of such dispute shall be adjusted as necessary to reflect such resolution by the INDEPENDENT ARBITER, and the statement, as so adjusted by the INDEPENDENT ARBITER, shall be final, conclusive and binding on the parties hereto. Fees of the INDEPENDENT ARBITER for resolving any such dispute shall be borne equally by PURCHASER and ANTHEM.

          (7) If the 338 Elections are not made, each of PURCHASER and SELLER shall negotiate with the other in good faith, and shall otherwise use all reasonable efforts to enter into, one or more agreements in form and substance reasonably satisfactory to each of them and pursuant to which the PURCHASE PRICE shall be allocated between the shares of SHELBY included in the SHARES and the shares of ACIC included in the SHARES.


                                   ARTICLE 12
                            Termination of AGREEMENT
                            ------------------------

          Section 12.01.  Termination. This AGREEMENT may be terminated as
          ---------------------------
follows:

               (1) by the mutual, written consent of PURCHASER and ANTHEM;

          (2) by PURCHASER at any time after July 1, 1997 if, on the date of such termination, (i) a condition precedent to the obligation of PURCHASER to close hereunder has not been satisfied, through no fault of PURCHASER, or (ii) the CLOSING has not been consummated for any reason other than a breach or default hereunder by PURCHASER;

          (3) by ANTHEM at any time after July 1, 1997 if, on the date of such termination, (i) a condition precedent to the obligation of either ANTHEM or SELLER to close hereunder has not been satisfied, through no fault of ANTHEM or SELLER, or (ii) the CLOSING has not been consummated for any reason other than a breach or default hereunder by either ANTHEM or SELLER; and

          (4) By ANTHEM at any time after July 1, 1997 if any action, suit or proceeding instituted by any governmental or regulatory authority and seeking to modify, or to restrain or enjoin the consummation of, any of the transactions contemplated hereby shall be pending; provided, that during the pendency of any such action, suit or proceeding, the date specified in Section 12.01(2) after which PURCHASER may terminate this AGREEMENT shall be extended to SEPTEMBER 1, 1997.

          Section 12.02.  Procedure for Termination.  The termination of this
          -----------------------------------------
AGREEMENT by any party hereto shall be effective only if previously authorized by its board of directors and will be effective only after written notice thereof (stating in reasonable detail the grounds therefor and signed by the chairman of board or president of the terminating party) has been given to the other party hereto.

          Section 12.03.  Effect of Termination.  If this AGREEMENT is
          -------------------------------------
terminated as provided elsewhere herein, it shall thereafter be void and of no further force and effect, the transactions contemplated hereby shall be abandoned, and no party hereto shall have any liability in respect of such termination or otherwise hereunder, except that (i) Sections 6.08, 7.01(2) and
7.02 and the CONFIDENTIALITY AGREEMENT shall remain in full force and effect and
(ii) if such termination is based upon a breach or default under any covenant or agreement hereunder, unless the breaching or defaulting party is also entitled to terminate this AGREEMENT, the breaching or defaulting party shall be liable to the other party for its actual damages.


                                   ARTICLE 13
                                 Miscellaneous
                                 -------------

          Section 13.01.  Notices.  Any notice or other communication
          -----------------------
required or permitted hereunder must be in writing and shall be deemed to have been duly given when (i) delivered to the party to whom it is given personally,
(ii) deposited in the U.S. mail if sent by certified or registered mail (return receipt requested), postage prepaid and addressed to the party to whom it is given as provided immediately below, or (iii) sent by facsimile transmission if transmitted to each telephone number specified immediately below for so giving such notice or communication to the party to whom it is given:

          (1)  If to ANTHEM or SELLER, to:

                   Anthem Insurance Companies, Inc.
                   120 Monument Circle
                   Attn.: Patrick M. Sheridan,
                   Chief Financial Officer
                   Indianapolis, Indiana  46204
                   Facsimile Telephone No.: (317) 488-6616

              with a copy to:

                   Vorys, Sater, Seymour and Pease
                   52 East Gay Street
                   Columbus, Ohio  43215
                   Attn.: James R. Beatley, Jr., Esq.
                   Facsimile Telephone No.: (614) 464-6350

          (2)  If to PURCHASER, to:

                   Vesta Insurance Group, Inc.
                   3760 River Run Drive
                   Attn.: Donald W. Thornton, Esq.
                   Birmingham, Alabama 35243
                   Facsimile Telephone No.: (205) 970-7150

              with a copy to:

                   Balch & Bingham LLP
                   1901 Sixth Avenue North, Suite 2600
                   Attn.: Gregory S. Curran, Esq.
                   Birmingham, Alabama  35203
                   Facsimile Telephone No.: (205) 226-8799

Any party hereto may from time to time by notice given in accordance with this
Section 13.01 to the other party hereto substitute a different address, telephone number or PERSON for receipt of notices and communications hereunder by the party giving such notice.

          Section 13.02.  Pronouns.  The number and gender of each pronoun
          ------------------------
used herein shall be construed to be such number and gender as the context, circumstances or its antecedent may require. The words "hereof," "herein," "hereto," "hereunder" and words of similar import shall be construed to refer to this AGREEMENT as a whole, and not to any particular Article, Section or provision, unless expressly stated otherwise.

          Section 13.03.  Assignment.  This AGREEMENT shall be binding upon,
          --------------------------
and shall inure to the benefit of and be enforceable by, the respective successors and permitted assigns (including successive, as well as immediate, successors and permitted assigns) of the parties hereto, but neither this AGREEMENT nor any right hereunder may be assigned by any party without the written consent of the other party hereto.

          Section 13.04.  No Third Party Beneficiaries.  Nothing contained in
          --------------------------------------------
this AGREEMENT is intended or shall be construed to afford to any PERSON, other than a party hereto, any legal or equitable right, remedy or claim under or in respect of this AGREEMENT or any provision hereof.

          Section 13.05.  Counterparts.  This AGREEMENT may be executed in
          ----------------------------
one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument; and each such counterpart may consist of multiple copies hereof, each signed by less than all, if together signed by all, of the parties hereto.

          Section 13.06.  Entire Agreement; Amendment.  This AGREEMENT and
          -------------------------------------------
the CONFIDENTIALITY AGREEMENT constitute the entire understanding of the parties hereto and supersede all prior and contemporaneous agreements between the parties hereto in respect of the subject matter hereof and thereof. This AGREEMENT may be amended only by a written instrument duly executed on behalf of all parties hereto.

          Section 13.07.  Captions.  The Article and Section headings and any
          ------------------------
other captions appearing in this AGREEMENT are included only for convenience of reference and do not define, limit, explain or modify this AGREEMENT or its interpretation, construction or meaning and are not to be construed as a part hereof.

          Section 13.08.  Severability.  If any provision of this AGREEMENT
          ----------------------------
shall be invalid or unenforceable for any reason, such invalidity or enforceability shall not affect the validity or enforceability of any other provision or portion hereof.

          Section 13.09.  Schedules.  The Schedules referred to herein and
          -------------------------
attached hereto are part of this AGREEMENT as if fully set forth herein.

          Section 13.10.  Governing Law; Venue.  This AGREEMENT shall be
          ------------------------------------
governed by and construed and enforced in accordance with the internal laws of the State of Indiana applicable to agreements made and to be performed entirely within such state, without giving effect to the choice-of-law or conflict-of-laws principles thereof. Any action, suit or proceeding in respect of or arising from or out of this AGREEMENT must be prosecuted as to any party hereto at Indianapolis, Indiana. Each party hereto consents to the exercise of jurisdiction over its person by any court situated at Indianapolis, Indiana and having jurisdiction over the subject matter of such action, suit or proceeding. Adequate notice of any such action, suit or proceeding in any such court shall conclusively be deemed to have been given to any party hereto against whom the same is instituted if given to such party in accordance with the provisions of this AGREEMENT or of the applicable rules of civil procedure or otherwise in accordance with due process of law.



                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

     The parties hereto have caused this Agreement to be duly executed to be effective as of the date first above written.

ANTHEM:                                PURCHASER:
Anthem Insurance Companies,            Vesta Insurance Group, Inc.
Inc.

By: /s/ Patrick McSheridan             By: /s/ Robert Y. Huffman
    ------------------------------         -----------------------------------
    Patrick McSheridan                     Robert Y. Huffman
        its CFO                                its President and
                                               Chief Executive
                                               Officer

SELLER:
Anthem Casualty Insurance
Group, Inc.

By: /s/ George D. Martin
    ------------------------------
    George D. Martin
        its Treasurer